Exhibit 10.6

EXECUTION VERSION

CONSENT AND AMENDMENT NO. 2 AND JOINDER

Dated as of March 1, 2024

to

TERM LOAN AGREEMENT

Dated as of August 22, 2022

THIS CONSENT AND AMENDMENT NO. 2 AND JOINDER (this “Amendment”) is made as of March 1, 2024 by and among HEALTHPEAK OP, LLC, a Maryland limited liability company (the “Borrower”), HEALTHPEAK PROPERTIES, INC., a Maryland corporation (the “Parent Guarantor”), DOC DR Holdco, LLC (formerly known as Alpine Sub, LLC), a Maryland limited liability company (“DOC”), DOC DR, LLC (formerly known as Alpine OP Sub, LLC), a Maryland limited liability company (“DOC OP”; collectively, DOC and DOC OP are referred to herein as the “Subsidiary Guarantors” and individually, as a “Subsidiary Guarantor”), the Lenders (including in their respective capacities as “Term A-3 Lenders” and/or “Consenting Lenders,” as indicated on the signature pages hereto) listed on the signature pages hereof and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the financial institutions party thereto as lenders, the Administrative Agent and the other parties thereto entered into that certain Term Loan Agreement dated as of August 22, 2022 (as amended by that certain Consent and Amendment No. 1 dated as of February 10, 2023, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement (as defined below).

WHEREAS, the Borrower has informed the Administrative Agent that the Parent Guarantor entered into that certain Agreement and Plan of Merger dated as of October 29, 2023 (as the same may be amended, modified, supplemented, or restated from time to time, the “Merger Agreement”) with Physicians Realty Trust (to be succeeded by DOC upon consummation of the Company Merger (as defined below)), a Maryland real estate investment trust (“Physicians Realty Trust”); Physicians Realty L.P. (to be succeeded by DOC OP upon consummation of the Partnership Merger (as defined below)), a Delaware limited partnership (“Physicians Realty OP”); DOC; and DOC OP.

WHEREAS, pursuant to the Merger Agreement, (i) Physicians Realty Trust will merge into DOC, with DOC continuing as the surviving entity (the “Company Merger”) and (ii) Physicians Realty OP will merge into DOC OP, with DOC OP continuing as the surviving entity (the “Partnership Merger”).

WHEREAS, as a result of the Company Merger, the Partnership Merger and certain other intercompany transactions to be consummated in connection therewith (the “Closing Date Transactions”), DOC shall be a direct wholly owned subsidiary of the Borrower and DOC OP shall be a direct consolidated subsidiary of DOC.

WHEREAS, detailed descriptions of the Company Merger and the Partnership Merger have been made publicly available by the Parent Guarantor pursuant to that certain Form 8-K filed with the U.S. Securities and Exchange Commission on October 30, 2023, including a copy of the Merger Agreement as Exhibit 2.1 thereto.

WHEREAS, (i) upon the consummation of the Company Merger, DOC, as successor to Physicians Realty Trust, shall assume all rights and obligations of Physicians Realty Trust under that certain Third Amended and Restated Credit Agreement dated as of September 24, 2021 by and among Physicians Realty L.P., as borrower, Physicians Realty Trust, as guarantor, the lenders party thereto and Keybank National Association, as administrative agent (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of March 31, 2023, as amended by that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of May 24, 2023 and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “DOC Credit Agreement”) and the other Credit Documents (as defined therein), including but not limited to Physicians Realty Trust’s rights and obligations as guarantor thereunder, (ii) upon the consummation of the Partnership Merger, DOC OP, as successor to Physicians Realty OP, shall assume all rights and obligations of Physicians Realty OP under the DOC Credit Agreement and the other Credit Documents (as defined therein) ((i) and (ii) together, the “Assumption”), and (iii) upon the effectiveness of the Assumption, the Parent Guarantor and the Borrower shall guarantee all obligations under the DOC Credit Agreement and DOC and DOC OP shall guarantee all obligations under the Credit Agreement (the “Guarantor Joinders”).

WHEREAS, the closing of the Company Merger and the Partnership Merger is subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, including, among other things, the receipt of applicable stockholder and regulatory approvals.

WHEREAS, the Borrower has requested, and each of the Lenders identified on the signature pages hereof as a “Consenting Lender” (each individually, a “Consenting Lender” and collectively, the “Consenting Lenders”), constituting the Required Lenders as of the Second Amendment Effective Date (as defined below), have agreed, pursuant to and in accordance with Section 10.01 of the Credit Agreement, (i) to increase the amount of the Incremental Term Loans that may be incurred pursuant to Section 2.16 of the Credit Agreement in an amount sufficient to incur the Term Loan A-3 Facility on the Second Amendment Effective Date (the “Term A-3 Upsize Amendment”), plus an additional amount, such that that after giving effect to all Incremental Term Loans, the sum, without duplication, of the aggregate principal amount of the Term A-1 Loans, the Term A-2 Loans, the Term A-3 Loans and all additional Incremental Term Loans shall not exceed $1,500,000,000 in the aggregate and (ii) to consent to the Permitted Transactions (as defined below).

WHEREAS, the Borrower has requested, and each of the Lenders identified on the signature pages hereof as a “Term A-3 Lender” (each individually, a “Term A-3 Lender” and collectively, the “Term A-3 Lenders”) have agreed to provide, the Term Loan A-3 Facility on the terms set forth in the Amended Credit Agreement, and the Borrower, the Consenting Lenders and the Administrative Agent have agreed to amend the Credit Agreement to effect the making of the Term Loan A-3 Facility on the terms and conditions set forth herein.

WHEREAS, each Subsidiary Guarantor is a Subsidiary of the Borrower and will, directly or indirectly, benefit from the Lenders’ extension of credit to the Borrower.

WHEREAS, the Borrower has requested that the Administrative Agent and the Consenting Lenders agree to add, subject to consummation of the Company Merger and the Partnership Merger, each Subsidiary Guarantor as a Loan Party under the Credit Agreement and the other Loan Documents and the Consenting Lenders and the Administrative Agent have agreed to do so, on the terms and conditions set forth herein.

WHEREAS, the Borrower, the Administrative Agent and the Consenting Lenders have agreed to make certain other modifications to the Credit Agreement as more fully set forth herein.

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NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, Administrative Agent and Lenders party hereto (including in their capacity as a Term A-3 Lender and/or a Consenting Lender, as applicable) hereby agree to enter into this Amendment.

1.             Consent Under Credit Agreement. Effective as of the Second Amendment Effective Date, the Administrative Agent and the Consenting Lenders consent to the Company Merger, the Partnership Merger, the other Closing Date Transactions, the Assumption, the Guarantor Joinders and any actions related to the foregoing (collectively, the “Permitted Transactions”), in each case notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, and the Consenting Lenders hereby agree that the Permitted Transactions shall be permitted in their entirety; provided, however, that the Consents (as defined below) are limited to the matters set forth herein and shall not be deemed to be consents to any other violation of the Credit Agreement or any other Loan Document. The consents and agreements set forth in this Section 1 are collectively referred to as the “Consents”. References to the Credit Agreement in this section are to the existing Credit Agreement prior to effectiveness of this Agreement.

2.             Amendments to the Credit Agreement. (a) Effective as of the Second Amendment Effective Date, the parties hereto agree that the Credit Agreement (excluding the Schedules and Exhibits thereto, which shall remain in the original form delivered, subject to Section 2(b) hereof) is hereby amended as set forth in the marked terms on Exhibit A-1 attached hereto (excluding the Schedules and Exhibits thereto, which shall remain in the original form delivered, subject to Section 2(b) hereof, the Credit Agreement as so amended and as supplemented pursuant to Section 2(b) being referred to as the “Amended Credit Agreement”). In Exhibit A-1 hereto, deletions of text in the Amended Credit Agreement are indicated by struck-through text, and insertions of text are indicated by bold, double-underlined text. Exhibit A-2 attached hereto sets forth a clean copy of the Amended Credit Agreement, after giving effect to such amendments and supplements. As so amended and supplemented, the Amended Credit Agreement shall continue in full force and effect.

(b)            Effective as of the Second Amendment Effective Date, the parties hereto agree that:

(i)             Schedule 2.01 (Commitments and Applicable Percentages) to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit B.

(ii)             Exhibit A (Form of Committed Loan Notice) to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit C.

(iii)           A new Exhibit D-3 (Form of Term A-3 Note) to the Credit Agreement is hereby added in the form attached hereto as Exhibit D.

3.             Term Loan A-3 Facility. On the Second Amendment Effective Date, each Term A-3 Lender shall make Term A-3 Loans to the Borrower in the amount set forth opposite such Term A-3 Lender’s name on Exhibit B hereto on the terms set forth in the Amended Credit Agreement (it being understood that the making of the Term A-3 Loans shall be deemed to have occurred immediately following the effectiveness of the Term A-3 Upsize Amendment).

4.             Joinder to Amended Credit Agreement. Effective as of the Second Amendment Effective Date, each Subsidiary Guarantor hereby jointly and severally, absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Guaranteed Obligations, subject to the release provisions set forth in Section 12.10 of the Amended Credit Agreement. Each Subsidiary Guarantor hereby acknowledges, agrees and confirms that, effective as of the Second Amendment Effective Date, it will be deemed to be a Guarantor Party and a Loan Party under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents. Each Subsidiary Guarantor hereby agrees to be bound by such terms, provisions and conditions contained in the Amended Credit Agreement as are applicable to such Subsidiary Guarantor, in each case, in the manner and on the terms set forth therein and subject to release as set forth in Section 12.10 thereof.

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5.             Conditions of Effectiveness. The effectiveness of the Consents, this Amendment and the making of the Term A-3 Loans are subject to the satisfaction or waiver of the following conditions precedent (the date of such satisfaction or waiver being the “Second Amendment Effective Date”):

(a)             the Administrative Agent shall have received copies of counterparts of this Amendment duly executed by each Loan Party, the Administrative Agent, the Required Lenders (as defined in the Credit Agreement and as determined immediately prior to giving effect to this Amendment and the Term Loan A-3 Facility) and each of the Term A-3 Lenders;

(b)             the Administrative Agent shall have received (i) an opinion of Latham & Watkins LLP, New York counsel to the Loan Parties and (ii) an opinion of Ballard Spahr LLP, Maryland counsel to the Loan Parties, each addressed to the Administrative Agent and the Lenders;

(c)             the Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents;

(d)             the Administrative Agent shall have received copies, certified by a Responsible Officer of each Loan Party, of (i) the certificate or articles of incorporation or formation, articles of organization, or other comparable organizational instrument of such Loan Party, (ii) the by-laws or operating agreement (or the equivalent governing documents) of such Loan Party and (iii) all necessary resolutions or other action taken by the board of directors of such Loan Party to authorize the execution, delivery and performance of this Amendment by such Loan Party;

(e)             the Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is validly existing, in good standing and qualified to engage in business in its state of organization and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(f)             the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower certifying that, as of the Second Amendment Effective Date, (i) no Default or Event of Default exists, and, immediately after giving effect to the Term Loan A-3 Facility, no Default or Event of Default exists and (ii) the Specified Representations are true and correct in all material respects (or in all respects in the case of any Specified Representation qualified by materiality or Material Adverse Effect), except to the extent that such Specified Representations specifically refer to an earlier date, in which case they were true and correct in all material respects (or in all respects in the case of any Specified Representation qualified by materiality or Material Adverse Effect) as of such earlier date;

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(g)             the Borrower shall have provided to the Administrative Agent and the applicable Lender the documentation and other information reasonably requested in writing by the Administrative Agent or such Lender at least ten (10) Business Days prior to the Second Amendment Effective Date that is required by regulatory authorities applicable to such Lender under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least five (5) Business Days prior to the Second Amendment Effective Date;

(h)             to the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent and any Lender, in each case to the extent reasonably requested by the Administrative Agent or such Lender in writing at least ten (10) Business Days prior to the Second Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrower, in each case at least five (5) Business Days prior to the Second Amendment Effective Date; and

(i)             the Administrative Agent shall have received payment of all fees and expenses (including fees and expenses of counsel for the Administrative Agent) required to be paid by the Borrower to the Administrative Agent or any Term A-3 Lender on or prior to the Second Amendment Effective Date in connection with this Amendment; provided that invoices for such fees and expenses have been presented to the Loan Parties a reasonable period of time (and in any event not less than one (1) Business Day) prior to the Second Amendment Effective Date.

6.             Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:

(a)             Each Loan Party (a) is duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Amendment, the Amended Credit Agreement and the other Loan Documents to which it is a party and (c) is duly qualified to do business and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (other than with respect to any Loan Party or any Material Subsidiary), clause (b)(i) or clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. This Amendment has been duly executed and delivered by the duly authorized officers of the Loan Parties, and this Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of the Loan Parties and are enforceable against the Loan Parties in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)             As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) each of the Specified Representations is true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty is true and correct in all respects) as of such earlier date.

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(c)             Each Loan Party:

(i)             reaffirms and admits the validity and enforceability of the Amended Credit Agreement and the other Loan Documents and all of its Obligations thereunder;

(ii)             as of the date hereof, agrees and admits that it has no valid defenses to or offsets against any of its Obligations to the Administrative Agent and the Lenders under the Amended Credit Agreement and the Notes; and

(iii)             agrees and acknowledges that all references to the “Obligations” contained in the Loan Documents include the Obligations under the Amended Credit Agreement.

7.             Reference to and Effect on the Credit Agreement.

(a)             Upon the Second Amendment Effective Date, each reference to the Credit Agreement in the Amended Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b)             Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. Upon the Second Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.

(c)             Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Amended Credit Agreement, the other Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)             This Amendment is not intended by the parties to be, and shall not be construed to be, a substitution or novation of the Obligations outstanding under the Loan Documents, which shall remain in full force and effect, except as modified hereby.

8.             Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

9.             SUBMISSION TO JURISDICTION, WAIVER OF VENUE, SERVICE OF PROCESS, WAIVER OF JURY TRIAL. The jurisdiction, venue, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis.

10.             Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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11.             Counterparts; Electronic Execution. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HEALTHPEAK OP, LLC,
as the Borrower

By:	HEALTHPEAK PROPERTIES, INC.
Its:	Managing Member

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

HEALTHPEAK PROPERTIES, INC.,
as the Parent Guarantor

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

DOC DR HOLDCO, LLC, a Maryland limited liability company

By: HEALTHPEAK OP, LLC, a Maryland limited liability company, its Sole Member

By: HEALTHPEAK PROPERTIES, INC., a Maryland corporation, its Managing Member

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

DOC DR, LLC, a Maryland limited liability company

By: DOC DR HOLDCO, LLC, a Maryland limited liability company, its Managing Member

By: HEALTHPEAK OP, LLC., a Maryland limited liability company, its Sole Member

By: HEALTHPEAK PROPERTIES, INC., a Maryland corporation, its Managing Member

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Liliana Claar
Name:	Liliana Claar
Title:	Vice President

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Darren Merten
Name:	Darren Merten
Title:	Director

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

WELLS FARGO BANK NATIONAL ASSOCIATION,
as a Consenting Lender and a Term A-3 Lender

By:	/s/ Andrea S Chen
Name:	Andrea S Chen
Title:	Managing Director

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

THE BANK OF NOVA SCOTIA,
as a Consenting Lender

By:	/s/ Robb Gass
Name:	Robb Gass
Title:	Managing Director

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Consenting Lender and a Term A-3 Lender

By:	/s/ James A. Harmann
Name:	James A. Harmann
Title:	Senior Vice President

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

TRUIST BANK,
as a Consenting Lender and a Term A-3 Lender

By:	/s/ Tim Conway
Name:	Tim Conway
Title:	Vice President

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

MIZUHO BANK, LTD.,
as a Consenting Lender and a Term A-3 Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Executive Director

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

TD BANK, N.A.,
as a Consenting Lender and a Term A-3 Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Executive Director

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

BARCLAYS BANK PLC,
as a Consenting Lender and a Term A-3 Lender

By:	/s/ Charlene Saldanha
Name:	Charlene Saldanha
Title:	Vice President

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Consenting Lender and a Term A-3 Lender

By:	/s/ Michael Ubriaco
Name:	Michael Ubriaco
Title:	Director

By:	/s/ Jill Wong
Name:	Jill Wong
Title:	Director

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

BNP PARIBAS,
as a Term A-3 Lender

By:	/s/ John Bosco
Name:	John Bosco
Title:	Managing Director

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

HUNTINGTON NATIONAL BANK,
as a Consenting Lender and a Term A-3 Lender

By:	/s/ Michael J. Kinnick
Name:	Michael J. Kinnick
Title:	Managing Director

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

ROYAL BANK OF CANADA,
as a Consenting Lender and a Term A-3 Lender

By:	/s/ Bill Behuniak
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

KEYBANK NATIONAL ASSOCIATION,
as a Term A-3 Lender

By:	/s/ Laura Conway
Name:	Laura Conway
Title:	Senior Vice Presiden

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

MORGAN STANLEY BANK, N.A.,
as a Term A-3 Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

JPMORGAN CHASE BANK, N.A.,
as a Term A-3 Lender

By:	/s/ Cody A Canafax
Name:	Cody A. Canafax
Title:	Executive Director

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Term A-3 Lender

By:	/s/ Travis H. Myers
Name:	Travis H. Myers
Title:	Senior Vice President

Signature Page to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

EXHIBIT A-1

Marked Amended Credit Agreement

See attached.

Exhibit A to Consent and Amendment No. 2 and Joinder to

Term Loan Agreement

TERM LOAN AGREEMENT

(as amended, restated, supplemented and otherwise modified through and including that certain Consent and Amendment No. 1 dated as of February 10, 2023~~)~~ and that certain Consent and Amendment No. 2 and Joinder dated as of March 1, 2024)

Dated as of August 22, 2022

among

HEALTHPEAK OP, LLC,

as Borrower,

HEALTHPEAK PROPERTIES, INC.,

as Parent Guarantor,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

and

BANK OF AMERICA, N.A.,

as Administrative Agent~~,~~

With respect to the Term A-1 Facility and Term A-2 Facility:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

PNC BANK, NATIONAL ASSOCIATION,

THE BANK OF NOVA SCOTIA

and

TRUIST BANK,

as Co-Syndication Agents

MIZUHO BANK, LTD.,

REGIONS BANK

and

TORONTO-DOMINION BANK,

as Co-Documentation Agents

With respect to the Term A-3 Facility:

BARCLAYS BANK PLC,

KEYBANK NATIONAL ASSOCIATION

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Co-Syndication Agents

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

JPMORGAN CHASE BANK, N.A.,

MIZUHO BANK, LTD

PNC BANK, NATIONAL ASSOCIATION,

ROYAL BANK OF CANADA,

TD BANK, N.A.,

TRUIST BANK,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

BOFA SECURITIES, INC. and

WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners

BOFA SECURITIES, INC.,

WELLS FARGO SECURITIES, LLC,

PNC CAPITAL MARKETS LLC,

THE BANK OF NOVA SCOTIA,

and

TRUIST SECURITIES, INC.,

as Joint Lead Arrangers

BOFA SECURITIES, INC.,

Barclays Bank PLC,

KeyBanc Capital Markets,

and

Morgan Stanley Senior Funding, Inc.,

as Joint Bookrunners

BOFA SECURITIES, INC.,

Barclays Bank PLC,

Crédit AgricolE securities (usa) inc.,

J.P. Morgan Securities LLC,

KeyBanc Capital Markets,

Morgan Stanley Senior Funding, Inc.,

Mizuho Bank, Ltd.,

PNC Capital MarketS LLC,

Royal Bank of Canada,

TD BANK, N.A.,

Truist Securities, Inc.,

U.S. Bank National Association,

and

Wells Fargo Securities, LLC,

as Joint Lead Arrangers

~~WELLS FARGO BANK, NATIONAL ASSOCIATION,~~

~~PNC BANK, NATIONAL ASSOCIATION,~~

~~THE BANK OF NOVA SCOTIA, and~~

~~TRUIST BANK,~~

~~as Co-Syndication Agents,~~

~~and~~

~~MIZUHO BANK, LTD,~~

~~REGIONS BANK, and~~

~~TORONTO-DOMINION BANK,~~

~~as Co-Documentation Agents~~

~~BOFA SECURITIES, INC., and~~

~~WELLS FARGO SECURITIES, LLC,~~

~~as Joint Bookrunners,~~

~~and~~

~~BOFA SECURITIES, INC.,~~

~~WELLS FARGO SECURITIES, LLC,~~

~~PNC CAPITAL MARKETS LLC,~~

~~THE BANK OF NOVA SCOTIA, and~~

~~TRUIST SECURITIES, INC.,~~

~~as Joint Lead Arrangers~~

~~Sidley Austin LLP~~

~~One South Dearborn~~

~~Chicago, Illinois 60603~~

ii

TABLE OF CONTENTS

Section	Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		~~5~~1
1.01	Defined Terms	~~5~~1
1.02	Other Interpretive Provisions	~~37~~35
1.03	Accounting Terms	~~38~~36
1.04	Rounding	~~38~~37
1.05	[Reserved]	~~38~~37
1.06	[Reserved]	~~39~~37
1.07	Interest Rates	~~39~~37
1.08	Times of Day	~~39~~37

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~39~~38
2.01	Committed Loans	~~39~~38
2.02	Borrowings and Conversions and Continuations of Loans	~~40~~38

2.03	[Reserved]	~~41~~40
2.04	[Reserved]	~~41~~40
2.05	[Reserved]	~~41~~40
2.06	Prepayments	~~41~~40
2.07	Termination or Reduction of Commitments	~~42~~41
2.08	Repayment	~~42~~41
2.09	Interest	~~43~~42
2.10	Fees	~~43~~42
2.11	Computation of Interest and Fees	~~44~~43
2.12	Evidence of Debt	~~44~~43
2.13	Payments Generally; Administrative Agent’s Clawback	~~44~~43
2.14	Sharing of Payments by Lenders	~~46~~45
2.15	Extension of Term A-2 Maturity Date	~~47~~46
2.16	Incremental Term Loans	~~48~~47
2.17	[Reserved]	~~50~~49
2.18	Defaulting Lenders	~~50~~49

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~52~~50
3.01	Taxes	~~52~~50
3.02	Illegality	~~55~~54
3.03	Inability to Determine Rates	~~56~~55
3.04	Increased Costs	~~58~~57
3.05	Compensation for Losses	~~59~~58
3.06	Mitigation Obligations; Replacement of Lenders	~~59~~59
3.07	Survival	~~60~~59

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~60~~59
4.01	Conditions to Effectiveness of this Agreement	~~60~~59
4.02	Conditions to All Credit Extensions after the Closing Date	~~62~~61

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~63~~62
5.01	Existence, Qualification and Power	~~63~~62
5.02	Authorization; No Contravention	~~63~~62
5.03	Governmental Authorization; Other Consents	~~63~~63
5.04	Binding Effect	~~63~~63
5.05	Financial Statements; No Material Adverse Effect	~~64~~63
5.06	Litigation	~~64~~63
5.07	No Default	~~64~~64
5.08	Ownership of Property and Valid Leasehold Interests; Liens	~~64~~64
5.09	Environmental Compliance	~~65~~64
5.10	Insurance	~~65~~64
5.11	Taxes	~~65~~64
5.12	ERISA Compliance	~~65~~64
5.13	Margin Regulations; Investment Company Act; REIT Status	~~66~~65
5.14	Disclosure	~~66~~65
5.15	Compliance with Laws	~~67~~66
5.16	Intellectual Property; Licenses, Etc.	~~67~~66
5.17	Use of Proceeds	~~67~~66
5.18	Taxpayer Identification Number	~~67~~67
5.19	Sanctions	~~67~~67
5.20	Affected Financial Institution	~~68~~67
5.21	Anti-Corruption Laws	~~68~~67
5.22	Solvency	~~68~~67

ARTICLE VI AFFIRMATIVE COVENANTS		~~68~~67
6.01	Financial Statements	~~68~~68
6.02	Certificates; Other Information	~~69~~68
6.03	Notices	~~71~~70
6.04	Payment of Taxes	~~71~~71
6.05	Preservation of Existence, Etc.	~~71~~71
6.06	Maintenance of Properties	~~72~~71
6.07	Maintenance of Insurance	~~72~~71
6.08	Compliance with Laws	~~72~~71
6.09	Books and Records	~~72~~72
6.10	Inspection Rights	~~72~~72
6.11	Use of Proceeds	~~73~~72
6.12	REIT Status	~~73~~72
6.13	Employee Benefits	~~73~~72
6.14	Anti-Corruption Laws	~~73~~73

ARTICLE VII NEGATIVE COVENANTS		~~73~~73
7.01	Liens	~~74~~73
7.02	Investments	~~75~~74
7.03	Indebtedness	~~75~~75
7.04	Fundamental Changes	~~76~~75
7.05	Dispositions	~~76~~76
7.06	Restricted Payments	~~76~~76
7.07	Change in Nature of Business	~~77~~76
7.08	Transactions with Affiliates	~~77~~76
7.09	Burdensome Agreements	~~77~~77
7.10	Financial Covenants	~~78~~77
7.11	Sanctions	~~78~~78
7.12	Anti-Corruption Laws	78

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~79~~78
8.01	Events of Default	~~79~~78
8.02	Remedies Upon Event of Default	~~81~~81
8.03	Application of Funds	~~82~~81

ARTICLE IX ADMINISTRATIVE AGENT		~~82~~82
9.01	Appointment and Authority	~~82~~82
9.02	Rights as a Lender	~~83~~82
9.03	Exculpatory Provisions	~~83~~82
9.04	Reliance by Administrative Agent	~~84~~83
9.05	Delegation of Duties	~~84~~83
9.06	Resignation of Administrative Agent	~~84~~84
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~85~~84
9.08	No Other Duties, Etc.	~~85~~85
9.09	Administrative Agent May File Proofs of Claim	~~85~~85
9.10	Recovery of Erroneous Payments	~~86~~85
9.11	Guaranty Matters	86

ARTICLE X MISCELLANEOUS		~~86~~86
10.01	Amendments, Etc.	~~86~~86
10.02	Notices; Effectiveness; Electronic Communication	89
10.03	No Waiver; Cumulative Remedies	~~91~~91
10.04	Expenses; Indemnity; Damage Waiver	~~92~~91
10.05	Payments Set Aside	93
10.06	Successors and Assigns	~~94~~94
10.07	Treatment of Certain Information; Confidentiality	~~98~~98
10.08	Right of Setoff	~~99~~99
10.09	Interest Rate Limitation	~~99~~99
10.10	Counterparts; Integration; Effectiveness	99
10.11	Survival of Representations and Warranties	~~100~~99
10.12	Severability	~~100~~100
10.13	Replacement of Lenders	~~100~~100
10.14	Governing Law; Jurisdiction; Etc.	~~101~~101
10.15	Waiver of Jury Trial	~~102~~102
10.16	No Advisory or Fiduciary Responsibility	~~102~~102
10.17	USA Patriot Act and Beneficial Ownership Regulation Notice	102
10.18	Delivery of Signature Page	~~103~~103
10.19	Judgment Currency	~~103~~103
10.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	103
10.21	Electronic Execution of Assignments and Certain Other Documents	~~104~~104
10.22	[Reserved]	~~104~~104
10.23	Lender Representations	~~104~~104
10.24	Acknowledgement Regarding Any Supported QFCs	~~105~~105
10.25	Cashless Settlement	~~106~~106

ARTICLE XI CONTINUING GUARANTY		106
11.01	Guaranty	106
11.02	Rights of Lenders	~~107~~107
11.03	Certain Waivers	~~107~~107
11.04	Obligations Independent	107
11.05	Subrogation	107
11.06	Termination; Reinstatement	~~108~~108
11.07	Stay of Acceleration	~~108~~108
11.08	Condition of Borrower	108
11.09	Appointment of Borrower	108
11.10	[Reserved]	~~109~~108
11.11	Keepwell	~~109~~108

ARTICLE XII SUBSIDIARY GUARANTOR CONTINUING GUARANTY		109
12.01	Guaranty	109
12.02	Rights of Lenders	109
12.03	Certain Waivers	110
12.04	Obligations Independent	110
12.05	Subrogation	110
12.06	Termination; Reinstatement	110
12.07	Stay of Acceleration	111
12.08	Condition of Borrower	111
12.09	Subordination	111
12.10	Release of Subsidiary Guarantors	111

SCHEDULES

2.01            Commitments and Applicable Percentages

7.09            Burdensome Agreements

10.02          Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A           Committed Loan Notice

B            [Reserved]

C            [Reserved]

D-1        Term A-1 Note

D-2        Term A-2 Note

D-3        Term A-3 Note

E            Compliance Certificate

F            Assignment and Assumption

G            Sustainability Metric Annual Certificate

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT, dated as of August 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among HEALTHPEAK OP, LLC, a Maryland limited liability company, HEALTHPEAK PROPERTIES, INC., a Maryland corporation, the lending institutions party hereto from time to time (each, a “Lender” and collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA, ~~and~~ TRUIST BANK, BARCLAYS BANK PLC, KEYBANK NATIONAL ASSOCIATION and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Syndication Agents, and MIZUHO BANK, LTD, REGIONS BANK ~~AND TORONTO-DOMINION BANK,~~ , CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, JPMORGAN CHASE BANK, NA,PNC BANK, NATIONAL ASSOCIATION,ROYAL BANK OF CANADA, TRUIST BANK, U.S. BANK NATIONAL ASSOCIATION,WELLS FARGO BANK, NATIONAL ASSOCIATION, and TD Bank, N.A., as Co-Documentation Agents.

WHEREAS, the Borrower has requested that the Lenders provide two delayed-draw term loan facilities pursuant to the terms of this Agreement, and the Lenders are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01            Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“2021 Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of September 20, 2021, among the Borrower, Bank of America, N.A., as administrative agent, L/C issuer and alternative currency fronting lender, and the lenders and other agents party thereto.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agents” means the Administrative Agent, the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents.

“Aggregate Commitments” means, at any date of determination, the sum of the Aggregate Term A-1 Commitments ~~and~~, the Aggregate Term A-2 Commitments and the Aggregate Term A-3 Commitments on such date.

“Aggregate Term A-1 Commitments” means the Term A-1 Commitments of all Term A-1 Lenders, which as of the Closing Date are $250,000,000, which may be increased pursuant to Section 2.16 or decreased pursuant to Section 2.07.

“Aggregate Term A-2 Commitments” means the Term A-2 Commitments of all Term A-2 Lenders, which as of the Closing Date are $250,000,000, which may be increased pursuant to Section 2.16 or decreased pursuant to Section 2.07.

“Aggregate Term A-3 Commitments” means the Term A-3 Commitments of all Term A-3 Lenders, which as of the Second Amendment Effective Date are $750,000,000, which may be increased pursuant to Section 2.16 or decreased pursuant to Section 2.07.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Agreement Currency” has the meaning specified in Section 10.19.

“Anti-Corruption Laws” has the meaning specified in Section 5.21.

“Applicable Percentage” means (a) with respect to the Term A-1 Facility for each Term A-1 Lender at any time, subject to adjustment as provided in Section 2.18, a fraction (expressed as a percentage, carried out to the ninth decimal place) of the Term A-1 Facility represented by (i) at any time during the Availability Period in respect of such Term A-1 Facility, the aggregate amount of such Term A-1 Lender’s unused Term A-1 Commitment at such time plus the aggregate outstanding principal amount of such Term A-1 Lender’s Term A-1 Loans at such time, and (ii) thereafter, the aggregate outstanding principal amount of such Term A-1 Lender’s Term A-1 Loans at such time; (b) with respect to the Term A-2 Facility for each Term A-2 Lender at any time, subject to adjustment as provided in Section 2.18, a fraction (expressed as a percentage, carried out to the ninth decimal place) of the Term A-2 Facility represented by (i) at any time during the Availability Period in respect of such Term A-2 Facility, the aggregate amount of such Term A-2 Lender’s unused Term A-2 Commitment at such time plus the aggregate outstanding principal amount of such Term A-2 Lender’s Term A-2 Loans at such time~~,~~  and (ii) thereafter, the aggregate outstanding principal amount of such Term A-2 Lender’s Term A-2 Loans at such time; ~~and~~ (c) with respect to the Term A-3 Facility for each Term A-3 Lender at any time, subject to adjustment as provided in Section 2.18, a fraction (expressed as a percentage, carried out to the ninth decimal place) of the Term A-3 Facility represented by (i) on the Second Amendment Effective Date, the aggregate amount of such Term A-3 Lender’s Term A-3 Commitment in in effect at such time, and (ii) thereafter, the aggregate outstanding principal amount of such Term A-3 Lender’s Term A-3 Loans at such time; and (d) with respect to any Incremental Term Loan Facility for each Lender thereunder at any time, subject to adjustment as provided in Section 2.18, a fraction (expressed as a percentage, carried out to the ninth decimal place) of such Incremental Term Loan Facility represented by (i) on or prior to the applicable Increase Effective Date, such Lender’s allocated portion of such Incremental Term Loan Facility, and (ii) thereafter, the aggregate outstanding principal amount of such Lender’s Incremental Term Loans under such Incremental Term Loan Facility at such time. The Applicable Percentages of each Lender under the applicable Term Facility or Term Facilities as of the Closing Date are set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or the New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, for any Term Loan, from time to time, the number of basis points per annum set forth in the relevant columns of the following table based upon the Debt Rating as set forth immediately below:

Pricing Level	Debt Ratings (S&P/Moody’s/Fitch)	Applicable Rate for Term SOFR Loans and, solely with respect to the Term A-3 Facility, Daily SOFR Loans	Applicable Rate for Base Rate Loans
1	≥A / ≥A2 / ≥A	75.0 bps	0 bps

2	A- / A3 / A-	80.0 bps	0 bps

3	BBB+ / Baa1 / BBB+	85.0 bps	0 bps

4	BBB / Baa2 / BBB	95.0 bps	0 bps

5	BBB- / Baa3 / BBB-	120.0 bps	20.0 bps

6	<BBB- / <Baa3 / <BBB- or non-rated	160.0 bps	60.0 bps

For purposes hereof, the term “Debt Rating” means, as of any date of determination, the rating by S&P, Moody’s or Fitch of the Borrower’s non-credit enhanced, senior unsecured long-term debt; provided that, if at any time when the Borrower has only two (2) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between such Debt Ratings is one ratings category (e.g., Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be the rate per annum that would be applicable if the higher of the Debt Ratings were used, and (B) if the difference between such Debt Ratings is two or more ratings categories (e.g., Baa1 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be the rate per annum that would be applicable if the median of the applicable Debt Ratings were used. If at any time when the Borrower has three (3) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g., Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be the rate per annum that would be applicable if the highest of the Debt Ratings were used, and (B) if the difference between such Debt Ratings is two or more ratings categories (e.g., Baa1 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Debt Ratings were used; provided that, if such average is not a recognized rating category, then the Applicable Rate shall be the rate per annum that would be applicable if the second highest Debt Rating of the three were used.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vi) (or, in the case of Term A-3 Loans, delivered as of the Second Amendment Effective Date pursuant to the Second Amendment). Thereafter, each change in the Applicable Rate shall occur on the first Business Day following the effective change in the Debt Rating.

~~Notwithstanding~~Solely with respect to the Term A-1 Facility and the Term A-2 Facility, notwithstanding the foregoing, with respect to any calendar year ending on or after December 31, 2022, if the Borrower delivers a Sustainability Metric Annual Certificate to the Administrative Agent, certifying that the Sustainability Metric as of December 31 of the most recently ended calendar year (the “Specified Test Year”) satisfies the Sustainability Metric Election Threshold for such Specified Test Year, and electing that the Applicable Rate instead be based on the table set forth below (the “Sustainability Metric Pricing Grid”), then the Applicable Rate with respect to each Facility shall be determined based on the relevant columns of the Sustainability Metric Pricing Grid for the period commencing on the fifth (5th) Business Day following the date such Sustainability Metric Annual Certificate is delivered to the Administrative Agent by the Borrower until the earlier to occur of (i) the date that is one (1) year after the date the Sustainability Metric Pricing Grid became effective for such period in connection with the delivery of such Sustainability Metric Annual Certificate and (ii) the date that is the fifth (5th) Business Day following the date of delivery by the Borrower of the Sustainability Metric Annual Certificate for the calendar year ending immediately after such Specified Test Year, which subsequent Sustainability Metric Annual Certificate indicates that (A) the Sustainability Metric for the calendar year ending immediately after such Specified Test Year did not satisfy the Sustainability Metric Election Threshold or (B) the Borrower does not elect to apply the Sustainability Metric Pricing Grid for the calendar year ending immediately after such Specified Test Year; provided that it is understood and agreed that (x) if the Sustainability Metric for any calendar year does not satisfy the Sustainability Metric Election Threshold, the Borrower shall not be restricted from making any subsequent election to apply the Sustainability Metric Pricing Grid pursuant to this paragraph if the Sustainability Metric for the calendar year most recently ended prior to such election satisfies the Sustainability Metric Election Threshold, and (y) a Sustainability Metric Annual Certificate electing to apply the Sustainability Metric Pricing Grid pursuant to this paragraph may be delivered at any time by the Borrower so long as the Sustainability Metric for the calendar year most recently ended prior to such election satisfies the Sustainability Metric Election Threshold.

If, as a result of (A) the agreement by the Borrower, the Administrative Agent and the Lenders that the Sustainability Metric for any calendar year as reported on any Sustainability Metric Annual Certificate was inaccurate or (B) the Borrower, the Administrative Agent or the Lenders becoming aware of any material inaccuracy in the Sustainability Metric for any calendar year as reported on any Sustainability Metric Annual Certificate (and, in the case of the Administrative Agent or the Lenders becoming aware thereof, written notice thereof has been delivered to the Borrower setting forth in reasonable detail the basis for such determination) (any such event referred to in clause (A) or (B) above, a “Sustainability Metric Annual Certificate Inaccuracy”) and, in each case, the Borrower made an election to apply the Sustainability Metric Pricing Grid pursuant to such Sustainability Metric Annual Certificate and a proper calculation of the Sustainability Metric for such calendar year would not have resulted in any adjustment, or would have resulted in a smaller adjustment, to the Applicable Rate pursuant to the Sustainability Metric Pricing Grid for the relevant period covered by such election, then the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly (and in any event, within five (5) Business Days) following written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, immediately, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest that should have been paid for such period (or relevant portion thereof then elapsed in respect of which payments of interest were previously made) over the amount of interest actually paid for such period (or relevant portion thereof). Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, (i) any additional amounts required to be paid pursuant to the immediately preceding sentence shall not be due and payable until a written demand is made for such payment by the Administrative Agent, (ii) any nonpayment of such additional amounts prior to or upon such demand for payment by Administrative Agent shall not, whether retroactively or otherwise, (x) constitute a Default or Event of Default or (y) otherwise result in the failure to satisfy any condition precedent to any Credit Extension, a Maturity Date extension pursuant to Section 2.15, or an Increase Effective Date pursuant to Section 2.16, and (iii) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the Default Rate prior to such a demand. It is understood and agreed that no Sustainability Metric Annual Certificate Inaccuracy shall, whether retroactively or otherwise, (x) constitute a Default or Event of Default or (y) otherwise result in the failure to satisfy any condition precedent to any Credit Extension, a Maturity Date extension pursuant to Section 2.15, or an Increase Effective Date pursuant to Section 2.16; provided that the Borrower complies with the terms of this paragraph with respect to such Sustainability Metric Annual Certificate Inaccuracy.

Sustainability Metric Pricing Grid

Pricing Level	Debt Ratings (S&P/Moody’s/Fitch)	Applicable Rate for Term SOFR Loans	Applicable Rate for Base Rate Loans
1	≥A / ≥A2 / ≥A	74.0 bps	0 bps

2	A- / A3 / A-	79.0 bps	0 bps

3	BBB+ / Baa1 / BBB+	84.0 bps	0 bps

4	BBB / Baa2 / BBB	94.0 bps	0 bps

5	BBB- / Baa3 / BBB-	119.0 bps	19.0 bps

6	<BBB- / <Baa3 / <BBB- or non-rated	159.0 bps	59.0 bps

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means ~~BofA Securities, Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC, The Bank of Nova Scotia and Truist Securities, Inc., each in its capacity as a joint lead arranger.~~each institution identified as a “Joint Lead Arranger” or a “Joint Bookrunner” on the cover pages to this Agreement (solely with respect to the applicable Term Facility), and to the extent for which such institution is so identified on the cover pages to this Agreement).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Financing Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Financing Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means (a) in respect of the Term A-1 Facility, the period from and including the Closing Date to and including the earlier of (i) February 17, 2023, and (ii) the date of termination of the Aggregate Commitments pursuant to Section 8.02 and (b) in respect of the Term A-2 Facility, the period from and including the Closing Date to and including the earlier of (i) February 17, 2023, and (ii) the date of termination of the Aggregate Commitments pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. § 101 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c)  Term SOFR plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If at any time of determination the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate at such time shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the Base Rate determined in accordance with the above is below 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrower” means (i) prior to the consummation of the First Amendment Merger and First Amendment Conversion, Healthpeak Properties, Inc., a Maryland corporation, (ii) following the First Amendment Merger, Healthpeak Properties Interim, Inc., a Maryland corporation, and (iii) following the First Amendment Conversion, Healthpeak OP, LLC, a Maryland limited liability company.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means (a) a Committed Borrowing or (b) a borrowing consisting of simultaneous Incremental Term Loans of a specific tranche of the same Type, of the same Class, and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders of such Class pursuant to Section 2.16, as the context may require.

“Borrowing Date” means, with respect to any Term Loan, any date on or after the Closing Date on which the applicable conditions set forth in Article IV are satisfied or waived and any Term Loans are made to the Borrower pursuant to Section 2.01, which day shall be a Business Day occurring during the Availability Period for the applicable Term Facility.

“Boundary Property” means any building that is part of the Borrower’s portfolio of assets under management and that the Borrower identifies internally as under the Borrower’s operational control. For purposes of this definition, such operational control shall mean that the Borrower or any of its Controlled Subsidiaries maintains, provides service to, and/or has the authority to implement operating policies with respect to energy usage, water usage and/or waste disposal, in any such case, for all or any portion of such building. Any reference herein to the square footage of a Boundary Property shall be a reference to the proportional percentage of total square footage of such Boundary Property that is under the Borrower’s operational control with respect to such Boundary Property.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of California or the State of New York or the state where the Administrative Agent’s Office is located.

“Change in Law” means the occurrence, after the Closing Date, and with respect to any Person in particular, after the date such Person becomes a party to this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which, after the date of the First Amendment Merger:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of the Parent Guarantor ~~having~~(which equity securities have ordinary voting powers to elect a majority of the members of the board of directors or equivalent governing body of the Parent Guarantor (irrespective of whether at such time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency)) on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and the Borrower shall not have repaid all of the outstanding Obligations in full in cash (other than contingent Obligations that are not then due and payable) and terminated the Aggregate Commitments within forty-five (45) days after such “person” or “group” shall have become the “beneficial owner” of such percentage of such stock;

(b)            during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent Guarantor cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved or recommended by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved or recommended by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)            the Parent Guarantor shall, at any time, cease to Control the Borrower.

“Class” (a) when used with respect to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Committed Term A-1 Loans, Committed Term A-2 Loans, Committed Term A-3 Loans or a specific tranche of Incremental Term Loans, (b) when used with respect to any Lender, refers to whether such Lender has any (i) Term A-1 Commitment or Term A-1 Loan, (ii) Term A-2 Commitment or Term A-2 Loan, ~~or~~ (iii) Term A-3 Commitment or Term A-3 Loan or (iv) Incremental Term Loan of a specific tranche or commitment to make an Incremental Term Loan of a specific tranche, and (c) when used with respect to any Commitment, refers to whether such Commitment is a Term A-1 Commitment, a Term A-2 Commitment, a Term A-3 Commitment or a commitment to make an Incremental Term Loan of a specific tranche.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“CME” means CME Group Benchmark Administration Limited.

“Co-Documentation Agent” means each of Mizuho Bank, Ltd., Regions Bank ~~and Toronto-Dominion Bank,~~, Credit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, NA, PNC Bank, National Association, Royal Bank of Canada, Truist Bank, U.S. Bank National Association, Wells Fargo Bank, National Association, and TD Bank, N.A., in their capacities as Co-Documentation Agents.

“Co-Syndication Agent” means each of Wells Fargo, PNC Bank, National Association, The Bank of Nova Scotia, ~~and~~ Truist Bank, Barclays Bank PLC, KeyBank National Association and Morgan Stanley Senior Funding, Inc., in their capacities as Co-Syndication Agents.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means a Term A-1 Commitment ~~or~~, a Term A-2 Commitment or a Term A-3 Commitment, as the context may require.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, of the same Class, and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders of such Class pursuant to Section 2.01.

“Committed Loan” means a Committed Term A-1 Loan ~~or~~, a Committed Term A-2 Loan or a Committed Term A-3 Loan, as the context may require.

“Committed Loan Notice” means a notice from the Borrower to the Administrative Agent of (a) a Borrowing, (b) a conversion of Loans of the same Class from one Type to another Type, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Committed Term A-1 Loan” has the meaning specified in Section 2.01(a).

“Committed Term A-2 Loan” has the meaning specified in Section 2.01(b).

“Committed Term A-3 Loan” has the meaning specified in Section 2.01(c).

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate,” “Daily SOFR,” “Daily Simple SOFR,” “SOFR,” “Term SOFR,” “Term SOFR Screen Rate,” and “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day,” timing of borrowing requests or prepayment, conversion or continuation notices, and the applicability and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (after consultation in good faith with the Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent (after consultation in good faith with the Borrower) determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated Intangible Assets” means, as of any date of determination, an amount equal to the Intangible Assets of the Group on a consolidated basis.

“Consolidated Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Group, as determined in accordance with GAAP.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Group on a consolidated basis, an amount equal to (a) Consolidated Shareholders’ Equity on such date plus (b) accumulated depreciation and amortization, determined on a consolidated basis in accordance with GAAP, on such date, minus (c) Consolidated Intangible Assets on such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Party” has the meaning specified in Section 10.24.

“Credit Extension” means a Borrowing.

“Daily Simple SOFR” means, with respect to any applicable determination date, the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Daily SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“Daily SOFR Loan” means a Term A-3 Loan that bears interest at a rate based on Daily SOFR.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that, with respect to a Daily SOFR Loan or a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to (i) perform any of its funding obligations hereunder, including in respect of its Loans, within two (2) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notice or public statement states that such position is based on such Lender’s good faith determination that a condition precedent (each of which conditions precedent, together with any applicable default, shall be specifically identified in such notice or public statement) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent or the Borrower, to confirm in writing in a manner satisfactory to the Administrative Agent and the Borrower that it will comply with its funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Delaware Divided LLC” means any Delaware LLC ~~which~~that has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of comprehensive Sanctions (as of the date of the First Amendment, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Development Property” means any real property in which the development and construction with respect thereto are not complete.

“Disclosed Matters” means any event, circumstance, condition or other matter expressly disclosed in the reports and other documents furnished to or filed with the SEC by the Parent Guarantor, the Borrower or any of their Subsidiaries and that are publicly available on or prior to the ~~Closing~~Second Amendment Effective Date.

“Disposition” or “Dispose” means the sale, transfer or assignment (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division, in any case other than sales or other dispositions of assets in the ordinary course of business.

“DOC” means DOC DR Holdco, LLC, a Maryland limited liability company.

“DOC OP” means DOC DR, LLC, a Maryland limited liability company.

“DOC Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of September 24, 2021 by and among DOC DR, LLC (as successor to Physicians Realty L.P.), as borrower, DOC DR Holdco, LLC (as successor to Physicians Realty Trust), as guarantor, the lenders party thereto and Keybank National Association, as administrative agent (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of March 31, 2023, as amended by that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of May 24, 2023, as amended by that certain Consent and Third Amendment to Third Amended and Restated Credit Agreement to be dated on or around February 21, 2024 and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time.

“DOC Debt” means, collectively, all obligations under the DOC Credit Agreement and the DOC Notes, together with any credit agreement(s) or other agreements, notes, offering memoranda, instruments or other documents evidencing indebtedness incurred to refinance or replace any of the foregoing.

“DOC Notes” means those certain notes issued from time to time under that certain Senior Indenture, dated as of March 7, 2017 among DOC (as successor to Physicians Realty Trust, a Maryland real estate investment trust), DOC OP (as successor to Physicians Realty L.P., a Delaware limited partnership) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as supplemented by that certain First Supplemental Indenture, dated as of March 7, 2017, that certain Second Supplemental Indenture, dated as of December 1, 2017, that certain Third Supplemental Indenture, dated as of October 13, 2021, that certain Fourth Supplemental Indenture, dated as of March 1, 2024 and as may be further as amended, supplemented, or otherwise modified from time to time.

“Dollar” and “$” mean lawful money of the United States.

“EBITDA” means, for any period, for a Person and its Subsidiaries on a consolidated basis, an amount equal to, without duplication, the Net Income of such Person and its Subsidiaries for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Interest Expense of such Person and its Subsidiaries for such period, (ii) the provision for Federal, state, local and foreign taxes on or measured by income of such Person and its Subsidiaries for such period (whether or not payable during that period), (iii) depreciation and amortization expense for such period and (iv) expenses of such Person and its Subsidiaries reducing such Net Income during such period which do not represent a cash expenditure in such period or any prior or future period and minus (b) (i) all items of such Person and its Subsidiaries increasing Net Income for such period which do not represent a cash receipt in such period or any prior or future period and (ii) any addition to EBITDA pursuant to clause (a)(ii) above taken or payable during such period to the extent added to EBITDA in any prior or future period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.06(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Enterprise EBITDA” means, for any period, the sum of (a) EBITDA of the Group on a consolidated basis for such period plus (b) without duplication, the Borrower’s Pro Rata Share of EBITDA of each Material Joint Venture for such period.

“Enterprise Fixed Charges” means, for any period, with respect to the Group on a consolidated basis, the sum of, without duplication, (a) Enterprise Interest Expense paid in cash during such period plus (b) Scheduled Principal Payments during such period plus (c) cash dividends and distributions in respect of preferred stock of the Group during such period (but excluding (i) redemption payments or charges in connection with the redemption of preferred stock and (ii) amounts paid to the Parent Guarantor, the Borrower or any of their respective Subsidiaries); provided that Enterprise Fixed Charges shall not include (i) any amounts with respect to any Intercompany Indebtedness, (ii) gains and losses from unwinding or break-funding of Swap Contracts, (iii) write-offs of unamortized deferred financing fees, (iv) prepayment fees, premiums and penalties, and (v) other unusual or non-recurring items as are reasonably acceptable to the Administrative Agent and the Required Lenders.

“Enterprise Gross Asset Value” means, as of any date of determination, the sum of (a) Gross Asset Value of the Group on a consolidated basis plus (b) without duplication, the Borrower’s Pro Rata Share of Gross Asset Value of each Material Joint Venture; provided that, without duplication, for purposes of calculating the Leverage Ratio, Enterprise Gross Asset Value shall not include the aggregate amount of unrestricted cash and cash equivalents deducted in the calculation of Enterprise Total Indebtedness pursuant to the first proviso of the definition of “Enterprise Total Indebtedness.”

“Enterprise Interest Expense” means, for any period, the sum of (a) Interest Expense of the Group on a consolidated basis for such period plus (b) without duplication, the Borrower’s Pro Rata Share of Interest Expense of each Material Joint Venture for such period.

“Enterprise Secured Debt” means, as of any date of determination, that portion of Enterprise Total Indebtedness that is subject to a Lien (other than Permitted Specified Liens).

“Enterprise Total Indebtedness” means, as of any date of determination, an amount equal to, without duplication, (a) Indebtedness of the Group on a consolidated basis outstanding on such date, plus (b) without duplication, the Borrower’s Pro Rata Share of Indebtedness of each Material Joint Venture outstanding on such date; provided that for purposes of calculating the Leverage Ratio, (x) clause (a) shall be reduced by the aggregate amount of (i) all unrestricted cash and cash equivalents of the Group and (ii) escrow and other deposits to the extent available on such date for the repayment of any of the Indebtedness included in the calculation of clause (a) above up to an amount in the aggregate for this clause (x) not to exceed the aggregate amount of Indebtedness reflected in clause (a) above maturing in the immediately succeeding 24 months and (y) clause (b) shall be reduced by the aggregate amount of (i) all unrestricted cash and cash equivalents of each such applicable Material Joint Venture and (ii) escrow and other deposits to the extent available on such date for the repayment of any of the Indebtedness included in the calculation of clause (b) above up to an amount in the aggregate for this clause (y) not to exceed the aggregate amount of Indebtedness reflected in clause (b) above maturing in the immediately succeeding 24 months; provided, further, that Enterprise Total Indebtedness shall not include accounts payable, intracompany debt, dividends and distributions declared but not payable, security deposits, accrued liabilities or prepaid rent, each as defined in accordance with GAAP.

“Enterprise Unencumbered Asset Value” means, as of any date of determination, the sum of (a) Unencumbered Asset Value of the Group on a consolidated basis plus (b) without duplication, the Borrower’s Pro Rata Share of Unencumbered Asset Value of each Material Joint Venture.

“Enterprise Unsecured Debt” means, as of any date of determination, that portion of Enterprise Total Indebtedness that is not Enterprise Secured Debt or a Guarantee of Enterprise Secured Debt.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (but excluding any debt security that is convertible into or exchangeable for capital stock).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Loan Parties within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate in excess of the Threshold Amount.

“ESG Report” means the annual non-financial disclosure substantially similar to the GRI Standards as publicly reported by the Parent Guarantor or the Borrower and published on an Internet or intranet website to which each Lender and the Administrative Agent has or has been granted access free of charge.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Swap Obligations” means, with respect to ~~the~~any Guarantor Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of ~~the~~such Guarantor Party of, or the grant by ~~the~~such Guarantor Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of ~~the Guarantor’s~~such Guarantor Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.11 and any other “keepwell”, support or other agreement for the benefit of ~~the~~such Guarantor Party and any and all guarantees of the ~~Guarantor’s~~Guarantor Party’s Swap Obligations by other guarantors (if any)) at the time the Guaranty of ~~the~~such Guarantor Party, or grant by ~~the~~such Guarantor Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes in each case (i) imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (c) any backup withholding tax that is required to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any U.S. withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to Section 3.01(a) and (e) United States federal withholding Taxes imposed under FATCA.

“Facility” means the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility or an Incremental Term Loan Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financing Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a financing lease on the balance sheet of that Person.

“First Amendment” means that certain Consent and Amendment No. 1 to ~~Second Amended and Restated Credit~~Term Loan Agreement dated as of February 10, 2023, by and among the Parent Guarantor, the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Conversion” means the “Conversion” (as defined in the First Amendment).

“First Amendment Merger” means the “Merger” (as defined in the First Amendment).

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Fixed Charge Coverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Enterprise EBITDA for the twelve-month period ending on such date to (b) Enterprise Fixed Charges for the twelve-month period ending on such date.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“GRI Standards” means the Global Reporting Initiative Sustainability Reporting Standards (2016) (or successor standards) published by the Global Reporting Initiative.

“Gross Asset Value” means, as of any date of determination, an amount equal to (a) all assets of a Person and its Subsidiaries as determined in accordance with GAAP plus (b) all accumulated depreciation and accumulated amortization associated with such assets minus (c) Intangible Assets of such Person and its Subsidiaries.

“Group” means the Parent Guarantor, the Borrower and their respective Subsidiaries.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any payment obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 11.01 or Section 12.01, as the context may require.

“Guarantor” means the Parent Guarantor.

“Guarantor Party” means each of the Parent Guarantor and each Subsidiary Guarantor and “Guarantor Parties” means all of them collectively.

“Guaranty” means, as the context may require, (a) the Guarantee made by the Parent Guarantor under Article XI in favor of the Administrative Agent and the Lenders or (b) the Guarantee made by each Subsidiary Guarantor under Article XII in favor of the Administrative Agent and the Lenders.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HMT” has the meaning specified in the definition of “Sanction(s).”

“Increase Effective Date” has the meaning specified in Section 2.16(d).

“Incremental Term Loan” has the meaning specified in Section 2.16(a).

“Incremental Term Loan Amendment” has the meaning specified in Section 2.16(e)(iii).

“Incremental Term Loan Facility” means, at any time, any new tranche of term loans established pursuant to Section 2.16 and the aggregate Outstanding Amount of the Incremental Term Loans under such tranche of all Lenders at such time.

“Indebtedness” means, at any time and with respect to any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money, whether secured or unsecured, and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including, without limitation, recourse and non-recourse mortgage debt;

(b)            all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)            aggregate net obligations of such Person under Swap Contracts;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and other accrued obligations in the ordinary course of business and (ii) liabilities with respect to earnouts, reimbursements, true-ups and other similar obligations incurred in connection with the purchase or sale of assets except to the extent such liabilities are required to appear on the balance sheet of such Person prepared in accordance with GAAP);

(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, to the extent of the value of the property encumbered by such Lien;

(f)            Financing Leases and Synthetic Lease Obligations;

(g)            all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person (other than OP units or LTIP units issued by such Person) at any time prior to the date that is six (6) months after the latest Maturity Date then in effect (other than obligations that can solely be satisfied by delivery of Equity Interests of such Person), valued, in the case of a redeemable preferred interest, at the liquidation preference thereof; and

(h)            all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, (i) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date (which shall be a positive number if such amount would be owed by the Parent Guarantor, the Borrower or any of their respective Subsidiaries and a negative number if such amount would be owed to the Parent Guarantor, the Borrower or any of their respective Subsidiaries) and the net obligations under Swap Contracts shall not be less than zero and (ii) the amount of any Financing Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Any liability will be excluded so long as it is (1) secured by a letter of credit issued for the benefit of the Parent Guarantor, the Borrower or any of their respective Subsidiaries in form and substance and from a financial institution reasonably acceptable to the Administrative Agent, but only to the extent neither the Parent Guarantor, the Borrower nor any of their respective Subsidiaries has liability therefor, (2) any obligation (including obligations under so called “sandwich leases”) against which a third party indemnifies the Parent Guarantor, the Borrower or any of their respective Subsidiaries, or guarantees all loss suffered by the Parent Guarantor, the Borrower or any of their respective Subsidiaries on account thereof, to the extent the indemnitor or guarantor has the financial wherewithal to satisfy its obligation, or (3) otherwise acceptable as a “Covered Liability” in the reasonable discretion of the Administrative Agent and the Required Lenders.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Initial Term A-2 Maturity Date” has the meaning specified in Section 2.15(a).

“Intangible Assets” means, as of any date of determination, assets of a Person and its Subsidiaries that are classified as intangible assets under GAAP, but excluding interests in real estate that are classified as intangible assets in accordance with GAAP.

“Intercompany Indebtedness” means, as of any date, Indebtedness to which the only parties are the Parent Guarantor, the Borrower and/or any of their respective Subsidiaries as of such date and which, if the Parent Guarantor or the Borrower is the borrower with respect to such Indebtedness, is subordinated to the obligations under this Agreement and the other Loan Documents.

“Interest Expense” means, for any period, for a Person and its Subsidiaries on a consolidated basis, the sum, without duplication, of all (a) interest expense for such period determined in accordance with GAAP (but excluding, to the extent included in Interest Expense, (i) any charges resulting from settlement of options to repurchase remarketable bonds, (ii) remaining unamortized fees paid pursuant to the 2021 Credit Agreement, and (iii) amortization of deferred financing fees, amortization of debt discounts and swap breakage costs) and (b) interest that is capitalized in such period in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that, if any Interest Period for a Term SOFR Loan exceeds three (3) months, then the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Daily SOFR Loan, the last Business Day of each calendar quarter and the applicable Maturity Date.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice; provided that:

(a)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)            no Interest Period shall extend beyond the applicable Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means any Person in which the Borrower, directly or indirectly, has an ownership interest but does not consolidate the assets or income of such Person in preparing its consolidated financial statements.

“Judgment Currency” has the meaning specified in Section 10.19.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto. The term “Lender” may also be used to refer to a Term A-1 Lender, a Term A-2 Lender, a Term A-3 Lender or a Lender of an Incremental Term Loan, as the context may require.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Enterprise Total Indebtedness outstanding on such date to (b) Enterprise Gross Asset Value as of such date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or an Incremental Term Loan of any tranche.

“Loan Documents” means this Agreement, each Note and any Sustainability Metric Annual Certificate.

“Loan Parties” means, collectively, the Borrower and ~~the~~each Guarantor Party.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties or financial condition of the Group, taken as a whole, (b) the ability of the Loan Parties to perform any of their material obligations under the Loan Documents, or (c) the rights of or remedies available to the Administrative Agent and the Lenders under the Loan Documents.

“Material Group” has the meaning specified in the definition of “Material Subsidiary.”

“Material Joint Venture” means a Joint Venture in which the Borrower has made a net equity investment of $15,000,000 or greater. For purposes of this definition, the Borrower’s aggregate Investment in a Joint Venture will be valued at book value as shown on the consolidated balance sheet of the Borrower, as determined in accordance with GAAP.

“Material Recourse Indebtedness” means any Indebtedness of the Parent Guarantor, the Borrower and/or any of their respective Subsidiaries (other than Indebtedness under the Loan Documents and Indebtedness under Swap Contracts) that (a) does not constitute Non-Recourse Indebtedness, and (b) individually or in the aggregate, has a principal amount (including, without duplication, undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.

“Material Subsidiary” means each Subsidiary or any group of Subsidiaries (i) which, as of the most recent fiscal quarter of the Parent Guarantor or the Borrower, as applicable, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the delivery of such financial statements for the fiscal quarter ending ~~September 30~~March 31, ~~2022~~2024, for the period of four consecutive fiscal quarters ended ~~June 30~~December 31, ~~2022~~2023), contributed greater than $100,000,000 of Enterprise EBITDA for such period or (ii) which contributed greater than $300,000,000 of Enterprise Gross Asset Value as of such date. A group of Subsidiaries (a “Material Group”) each of which is not otherwise a Material Subsidiary (defined in the foregoing sentence) shall constitute a Material Subsidiary if the group taken as a single entity satisfies the requirements of the foregoing sentence.

“Maturity Date” means (a) with respect to the Term A-1 Facility, the Term A-1 Maturity Date, (b) with respect to the Term A-2 Facility, the Term A-2 Maturity Date, ~~and/or~~ (c) with respect to the Term A-3 Facility, the Term A-3 Maturity Date and/or (d) with respect to any tranche of Incremental Term Loans, subject to Section 2.16(e)(iii), the date set forth in the applicable Incremental Term Loan Amendment as the “Maturity Date” for such tranche of Incremental Term Loans, in each case, as the context may require.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Lien” means any Lien that encumbers a real property owned by a Person other than Permitted Specified Liens.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Negative Pledge” means any provision of a document, instrument or agreement (other than this Agreement or any other Loan Document) that is binding on a Loan Party or any Wholly-Owned Subsidiary and prohibits the creation or assumption of any Lien on any assets of such Person to secure the Obligations; provided, however, that a provision conditioning a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios shall not constitute a Negative Pledge so long as such provision does not generally prohibit the encumbrance of such Person’s assets or the encumbrance of specific assets.

“Net Income” means, for any period, for a Person and its Subsidiaries on a consolidated basis, the net income of such Person and its Subsidiaries for such period as determined in accordance with GAAP (without giving effect to (i) any net after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income, and (ii) gains and losses from dispositions of depreciable real estate investments, impairment charges, the early extinguishment of debt and transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP and other non-recurring items, including, without limitation, charges resulting from settlement of options to repurchase remarketable bonds and other similar charges).

“New Lender Joinder Agreement” has the meaning specified in Section 2.16(c).

“Non-Recourse Indebtedness” of a Person means any Indebtedness of such Person, the recourse for which is limited to the asset or assets securing such Indebtedness (and, if applicable, in the event such Person owns no assets other than real estate that secures such Indebtedness and assets incident to ownership of such real estate (e.g., personal property) and has no other Indebtedness, to such Person and/or such Person’s Equity Interests), other than in respect of environmental liabilities, fraud, misrepresentation and other similar matters.

“Notes” means, collectively, the Term Notes and any promissory notes made by the Borrower evidencing any Incremental Term Loans in a form agreed between the Borrower and the Administrative Agent, as the context may require, and “Note” means any of them individually.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations of ~~the~~any Guarantor Party shall exclude any Excluded Swap Obligations with respect to ~~the~~such Guarantor Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary intangible, recording, filing or similar taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06 or Section 10.13).

“Outstanding Amount” means, with respect to Loans of one or more Class(es) on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans of such Class(es) occurring on such date.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent Guarantor” means, upon completion of the First Amendment Merger, Healthpeak Properties, Inc., a Maryland corporation.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Patriot Act” has the meaning specified in Section 10.17.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Specified Liens” means Liens permitted under Section 7.01(c) – (m) and (o) – (q).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by a Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pro Forma Basis” means, for purposes of determining any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Agreement. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of an acquisition, development or redevelopment, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such acquisition, development or redevelopment shall be included to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder) and (c) in the case of the issuance or exercise of Equity Interests, Indebtedness paid or retired in connection therewith shall be deemed to have been paid and retired as of the first day of the applicable period.

“Pro Rata Share” means (a) with respect to the EBITDA, Net Income, Interest Expense, Gross Asset Value and Unencumbered Asset Value of each Joint Venture, the Borrower’s direct or indirect percentage ownership interest in such Joint Venture and (b) with respect to the Indebtedness of each Joint Venture (i) if the Indebtedness is recourse to the Parent Guarantor, the Borrower or any of their respective Subsidiaries, the amount of such Indebtedness that is recourse to the Parent Guarantor, the Borrower or such Subsidiary and (ii) if the Indebtedness is not recourse to the Parent Guarantor, the Borrower or any of their respective Subsidiaries, the Borrower’s percentage ownership interest in such Joint Venture.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC Credit Support” has the meaning specified in Section 10.24.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Register” has the meaning specified in Section 10.06(c).

“REIT” means a real estate investment trust as defined in Sections 856-860 of the Code.

“Related Indemnified Party” of an Indemnitee means (a) any trustees, members, administrators, managers, partners, Controlling Person or Controlled Affiliate of such Indemnitee, (b) the respective directors, officers or employees of such Indemnitee or any of its Controlling Persons or Controlled Affiliates and (c) the respective advisors, attorneys, accountants, agents and representatives of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, in the case of this clause (c), acting on behalf of, or at the express instructions of, such Indemnitee, Controlling Person or such Controlled Affiliate.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means, with respect to a Borrowing or a conversion or continuation of any Loan, a Committed Loan Notice.

“Required Class Lenders” means, at any time with respect to any Class of Loans (or any Class of commitments to make Loans), Lenders having Total Loan Exposures with respect to such Class representing more than 50% of the Total Loan Exposures of all Lenders of such Class.  The Total Loan Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Required Class Lenders at any time.

“Required Lenders” means, as of any date of determination, Lenders having Total Loan Exposures representing more than 50% of the Total Loan Exposures of all Lenders. The Total Loan Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Term A-1 Lenders” means, as of any date of determination, Term A-1 Lenders having Total Term A-1 Loan Exposures representing more than 50% of the Total Term A-1 Loan Exposures of all Term A-1 Lenders. The Total Term A-1 Loan Exposure of any Defaulting Lender shall be disregarded in determining Required Term A-1 Lenders at any time.

“Required Term A-2 Lenders” means, as of any date of determination, Term A-2 Lenders having Total Term A-2 Loan Exposures representing more than 50% of the Total Term A-2 Loan Exposures of all Term A-2 Lenders. The Total Term A-2 Loan Exposure of any Defaulting Lender shall be disregarded in determining Required Term A-2 Lenders at any time.

“Required Term A-3 Lenders” means, as of any date of determination, Term A-3 Lenders having Total Term A-3 Loan Exposures representing more than 50% of the Total Term A-3 Loan Exposures of all Term A-3 Lenders. The Total Term A-3 Loan Exposure of any Defaulting Lender shall be disregarded in determining Required Term A-3 Lenders at any time.

“Rescindable Amount” has the meaning specified in Section 2.13(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, each executive vice president and senior vice president, and the treasurer of any Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party or any entity authorized to act on behalf of such Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of a Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of such Loan Party designated in or pursuant to an agreement between such Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the applicable Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any payment (whether in cash, securities or other property) by the Parent Guarantor, the Borrower or any of their respective Subsidiaries, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any of the Parent Guarantor’s or Borrower’s capital stock or other Equity Interest, or on account of any return of capital to the Parent Guarantor’s or the Borrower’s stockholders, partners or members (or the equivalent Person thereof); provided that dividends to the extent in the form of Equity Interests shall not constitute Restricted Payments.

“Rolling Base Year Methodology” has the meaning specified in the definition of “Sustainability Metric.”

“Rolling Base Year Percentage” has the meaning specified in the definition of “Sustainability Metric.”

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanction(s)” means any international economic sanctions administered or enforced by the United States federal government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom (“HMT”) or other relevant sanctions authority.

“Scheduled Principal Payment” means, for any period, (a) all regularly scheduled principal payments during such period by the Parent Guarantor and its Subsidiaries with respect to Indebtedness of the Parent Guarantor and its Subsidiaries (other than payments due at final maturity of any tranche of Indebtedness) and (b) without duplication, the Borrower’s Pro Rata Share of all regularly scheduled principal payments during such period with respect to the Indebtedness (other than payments due at final maturity of any tranche of Indebtedness) of each Material Joint Venture. For purposes of determining Scheduled Principal Payments, Indebtedness shall not include accounts payable, intracompany debt, dividends and distributions declared but not payable, security deposits, accrued liabilities or prepaid rent, each as defined in accordance with GAAP.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“Scope 1” means direct greenhouse gas emissions relating to natural gas, transport fuel and refrigerants (or other similar categories) as disclosed in the applicable annual Sustainability Metric Report.

“Scope 2” means indirect greenhouse gas emissions relating to purchased electricity and purchased chilled water refrigerants (or other similar categories) as disclosed in the applicable annual Sustainability Metric Report.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Consent and Amendment No. 2 and Joinder to Term Loan Agreement dated as of March 1, 2024, by and among the Guarantor Parties, the Borrower, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” has the meaning assigned thereto in the Second Amendment.

“Secured Debt Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Enterprise Secured Debt outstanding on such date to (b) Enterprise Gross Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, the aggregate amount of all unrestricted cash and cash equivalents on such date deducted from Enterprise Secured Debt pursuant to the definition of “Enterprise Total Indebtedness” shall exclude the aggregate amount of all unrestricted cash and cash equivalents deducted from Enterprise Unsecured Debt pursuant to the definition of “Enterprise Total Indebtedness” for the purpose of determining the Unsecured Leverage Ratio as of such date.

“Significant Acquisition” means the acquisition (in one or a series of related transactions) of all or substantially all of the assets or Equity Interests of a Person or any division, line of business or business unit of a Person for an aggregate consideration in excess of $450,000,000.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator of such rate)~~.~~; provided, however, that, with respect to any Daily SOFR Loan, if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Adjustment” with respect to Daily Simple SOFR means 0.10% (10 basis points); with respect to Daily SOFR means 0.10% (10 basis points); and with respect to Term SOFR means 0.10% (10 basis points).

“SOFR Replacement Date” has the meaning specified in Section 3.03(b).

“Specified Arrangers” means BofA Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger.

“Specified Default” means an Event of Default arising under Section 8.01(a) or 8.01(f).

“Specified Representations” means the representations and warranties set forth in the Loan Documents (or otherwise mutually agreed between the Borrower and the applicable Lenders providing any applicable Incremental Term Loans) relating to: corporate existence of each Loan Party and good standing of such Loan Party in its jurisdiction of organization; power and authority, due authorization, execution and delivery and enforceability, in each case, relating to such Loan Party entering into and performance of the Loan Documents; no conflicts with or consents under such Loan Party’s Organization Documents, applicable Law or material contractual obligations (in each case, as they relate to the entering into and performance of the Loan Documents); use of proceeds of the Incremental Term Loans on the relevant Increase Effective Date; solvency of the Loan Parties and their Subsidiaries on a consolidated basis; Federal Reserve margin regulations; the Investment Company Act of 1940; the Patriot Act; OFAC; and Sanctions and Anti-Corruption Laws.

“Specified Test Year” has the meaning specified in the definition of “Applicable Rate.”

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity the accounts of which are consolidated with the accounts of such Person in such Person’s consolidated financial statements prepared in accordance with GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Subsidiary Guarantor” means each of DOC and DOC OP.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 10.24.

“Sustainability Assurance Provider” means Cventure LLC, or any replacement sustainability assurance provider thereof as designated from time to time by the Borrower; provided that any such replacement Sustainability Assurance Provider (a) shall be (i) a qualified external reviewer, independent of the Loan Parties and their Subsidiaries, believed in good faith by the Borrower to have relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency or (ii) another firm designated by the Borrower and identified in writing to the Administrative Agent and the Lenders, so long as Lenders constituting the Required Lenders do not object to such designation pursuant to this clause (a)(ii) within five (5) Business Days after notice thereof (setting forth in reasonable detail the basis for such objection), and (b) to the extent relevant to the Sustainability Metric Components, shall apply auditing standards and methodology that are the same as or substantially consistent with the auditing standards and methodology used in the Borrower’s ESG Report for the calendar year ended December 31, 2020, except for any changes to such standards and/or methodology that (x) are not material, (y) are consistent with then generally accepted industry standards or (z) if not so consistent, are proposed by the Borrower and notified in writing to the Administrative Agent and the Lenders, so long as, in the case of this subclause (z), Lenders constituting Required Lenders do not object to such changes within five (5) Business Days after notice thereof (setting forth in reasonable detail the basis for such objection).

“Sustainability Metric” means, for any given calendar year (for purposes of this definition, the “subject year”), the percentage change of the Sustainability Metric Components relative to the Sustainability Metric Baseline, which percentage change for any subject year shall be determined and calculated based on the following methodology: (a) the Sustainability Metric Components for such subject year shall be compared year-over-year to the Sustainability Metric Components for the immediately preceding calendar year using a like-for-like rolling baseline year reflecting the Boundary Properties that the Borrower has owned and that were in service for the period of two (2) full consecutive calendar years ending on the last day of such subject year (such methodology described in this clause (a), the “Rolling Base Year Methodology,” and the percentage change of such Sustainability Metric Components for a subject year relative to such Sustainability Metric Components for the immediately preceding calendar year being referred to as the “Rolling Base Year Percentage”, which, for the avoidance of doubt, shall be expressed as a negative percentage in the event such Sustainability Metric Components for such subject year are less than such Sustainability Metric Components for the immediately preceding calendar year); (b) in the case of the Specified Test Year ending December 31, 2022, the Sustainability Metric for such Specified Test Year shall be the percentage equal to the sum of (i) the Rolling Base Year Percentage for such Specified Test Year and (ii) the Rolling Base Year Percentage for the calendar year ended December 31, 2021; and (c) in the case of a Specified Test Year ending after December 31, 2022, the Sustainability Metric for such Specified Test Year shall be the percentage equal to the sum of (i) the Rolling Base Year Percentage for such Specified Test Year and (ii) the Rolling Base Year Percentage for each preceding calendar year ended on or after December 31, 2021.

“Sustainability Metric Annual Certificate” means a certificate substantially in the form of Exhibit G (or such other form as may be approved by the Administrative Agent), signed by a Responsible Officer, and attaching a copy of the Sustainability Metric Report for the most recently ended calendar year (provided that such a copy shall not be required to be so attached if such Sustainability Metric Report has been published on an Internet or intranet website to which each Lender and the Administrative Agent has or has been granted access free of charge); provided that the Borrower may, but shall not be required to, include a certification regarding whether or not the Sustainability Metric Election Threshold has been satisfied as of December 31 of the then most recently ended calendar year (commencing with the calendar year ending December 31, 2022) in any Compliance Certificate delivered by the Borrower from time to time pursuant to Section 6.02(a), and any Compliance Certificate containing such a certification (and attaching a copy of the applicable Sustainability Metric Report, except to the extent such attachment is not required as described above) shall be deemed to be the Sustainability Metric Annual Certificate for the calendar year most recently ended prior to the delivery of such Compliance Certificate.

“Sustainability Metric Annual Certificate Inaccuracy” has the meaning specified in the definition of “Applicable Rate.”

“Sustainability Metric Baseline” means the Borrower’s Sustainability Metric Components for the calendar year ended December 31, 2020, as set forth in the applicable Sustainability Metric Report (for the avoidance of doubt, subject to the Rolling Base Year Methodology).

“Sustainability Metric Components” means, for any calendar year of the Borrower, the combined Scope 1 and Scope 2 greenhouse gas emissions of the Parent Guarantor, the Borrower and their respective Controlled Subsidiaries for such calendar year (determined in all material respects in conformity with the GRI Standards), less any qualified emissions offsets (including, but not limited to, renewable energy certificates) of the Parent Guarantor, the Borrower and their respective Controlled Subsidiaries during such calendar year, in each case, with respect to the Boundary Properties (subject to the Rolling Base Year Methodology). Qualified emissions offsets include any offsets used to calculate Scope 1 and Scope 2 emissions for reporting emissions in the applicable annual Sustainability Metric Report, including any offsets in which Parent Guarantor, Borrower and/or any of their respective Controlled Subsidiaries has an interest as a result of purchasing environmental attributes of projects other than those owned directly by the Parent Guarantor, the Borrower and/or any of their respective Controlled Subsidiaries.

“Sustainability Metric Election Threshold” means, with respect to any Specified Test Year of the Borrower listed in the first column of the table set forth below, the percentage change specified opposite such Specified Test Year in the second column of the table below (such change specified in such column, the “Sustainability Metric Election Threshold”).

Specified Test Year ending December 31 of	Required Sustainability Metric Reduction
2022	-2.00%
2023	-3.00%
2024	-4.00%
2025 and thereafter	-5.00%

For purposes hereof, the Sustainability Metric Election Threshold for any Specified Test Year shall be satisfied if the Sustainability Metric for such Specified Test Year is a negative number the absolute value of which is equal to or greater than the absolute value of such Sustainability Metric Election Threshold.

“Sustainability Metric Pricing Grid” has the meaning specified in the definition of “Applicable Rate.”

“Sustainability Metric Report” means an annual report by the Parent Guarantor or the Borrower (it being understood that such annual report for any year may take the form of the annual ESG Report) that sets forth the Sustainability Metric Components for a specific calendar year and with respect to which a verification review of the Scope 1 and Scope 2 emissions reported therein for such calendar year has been conducted by the Sustainability Assurance Provider; provided that, to the extent relevant to such Sustainability Metric Components, the qualified or limited statement of assurance from the Sustainability Assurance Provider that is set forth in, or attached to, such report shall be the same as or substantially similar in all material respects to the statement of the Sustainability Assurance Provider set forth on page 54 of the ESG Report for the calendar year ended December 31, 2020, except for any changes that (x) are with respect to any additional or increased level of assurance or any expanded scope of review, (y) are with respect to accounting standards or methodology, so long as, in the case of this subclause (y), such changes are consistent with the requirements of clause (b) of the definition of “Sustainability Assurance Provider” (without regard to whether such Sustainability Assurance Provider is a replacement Sustainability Assurance Provider) or (z) are proposed by the Borrower and notified in writing to the Administrative Agent and the Lenders, so long as, in the case of this subclause (z), Lenders constituting Required Lenders do not object to such changes within five (5) Business Days after notice thereof (setting forth in reasonable detail the basis for such objection).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement (as defined below), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to ~~the~~any Guarantor Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) any similar off-balance sheet financing product that is considered borrowed money indebtedness for tax purposes but classified as an operating lease under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(a).

“Term A-1 Commitment” means, as to each Term A-1 Lender, its obligation to make Committed Term A-1 Loans to the Borrower pursuant to Section 2.01(a), in an aggregate principal amount which does not exceed the Dollar amount set forth opposite such Lender’s name in the column entitled “Term A-1 Commitment” on Schedule 2.01 or in the Assignment and Assumption or the New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-1 Facility” means, at any time, (a) during the Availability Period in respect of such Facility, the sum of (i) the aggregate amount of the unused Term A-1 Commitments of all Term A-1 Lenders at such time and (ii) the aggregate Outstanding Amount of the Term A-1 Loans of all Term A-1 Lenders at such time and (b) thereafter, the aggregate Outstanding Amount of the Term A-1 Loans of all Term A-1 Lenders at such time.

“Term A-1 Lender” means a Lender with a Term A-1 Commitment or an outstanding Committed Term A-1 Loan.

“Term A-1 Loan” means any extension of credit under the Term A-1 Facility in the form of a loan by a Term A-1 Lender to the Borrower under Article II.

“Term A-1 Loan Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Term A-1 Loans; provided that at any time prior to the end of the Availability Period with respect to the Term A-1 Facility, the Term A-1 Loan Exposure of any Lender shall also include such Lender’s unused Term A-1 Commitment at such time.

“Term A-1 Maturity Date” means August 22, 2027 (or, if such date is not a Business Day, the immediately preceding Business Day).

“Term A-1 Note” means a promissory note made by the Borrower in favor of a Term A-1 Lender evidencing Term A-1 Loans made by such Lender, substantially in the form of Exhibit D-1.

“Term A-2 Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term A-2 Lenders pursuant to Section 2.01(b).

“Term A-2 Commitment” means, as to each Term A-2 Lender, its obligation to make Committed Term A-2 Loans to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount which does not exceed the Dollar amount set forth opposite such Lender’s name in the column entitled “Term A-2 Commitment” on Schedule 2.01 or in the Assignment and Assumption or the New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-2 Facility” means, at any time, (a) during the Availability Period in respect of such Facility, the sum of (i) the aggregate amount of the unused Term A-2 Commitments of all Term A-2 Lenders at such time and (ii) the aggregate Outstanding Amount of the Term A-2 Loans of all Term A-2 Lenders at such time and (b) thereafter, the aggregate Outstanding Amount of the Term A-2 Loans of all Term A-2 Lenders at such time.

“Term A-2 Lender” means a Lender with a Term A-2 Commitment or an outstanding Committed Term A-2 Loan.

“Term A-2 Loan” means any extension of credit under the Term A-2 Facility in the form of a loan by a Term A-2 Lender to the Borrower under Article II.

“Term A-2 Loan Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Term A-2 Loans; provided that at any time prior to the end of the Availability Period with respect to the Term A-2 Facility, the Term A-2 Loan Exposure of any Lender shall also include such Lender’s unused Term A-2 Commitment at such time.

“Term A-2 Maturity Date” means February 22, 2027 (or, if such date is not a Business Day, the immediately preceding Business Day), subject to extension in accordance with Section 2.15.

“Term A-2 Note” means a promissory note made by the Borrower in favor of a Term A-2 Lender evidencing Term A-2 Loans made by such Lender, substantially in the form of Exhibit D-2.

“Term A-3 Borrowing” means a borrowing consisting of simultaneous Term A-3 Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term A-3 Lenders pursuant to Section 2.01(c).

“Term A-3 Commitment” means, as to each Term A-3 Lender, its obligation to make Committed Term A-3 Loans on the Second Amendment Effective Date to the Borrower pursuant to Section 2.01(c), in an aggregate principal amount which does not exceed the Dollar amount set forth opposite such Lender’s name in the column entitled “Term A-3 Commitment” on Schedule 2.01.

“Term A-3 Facility” means, at any time, the aggregate Outstanding Amount of the Term A-3 Loans of all Term A-3 Lenders at such time.

“Term A-3 Lender” means a Lender with a Term A-3 Commitment or an outstanding Committed Term A-3 Loan.

“Term A-3 Loan” means any extension of credit under the Term A-3 Facility in the form of a loan by a Term A-3 Lender to the Borrower under Article II.

“Term A-3 Loan Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Term A-3 Loans.

“Term A-3 Maturity Date” means March 1, 2029 (or, if such date is not a Business Day, the immediately preceding Business Day).

“Term A-3 Note” means a promissory note made by the Borrower in favor of a Term A-3 Lender evidencing Term A-3 Loans made by such Lender, substantially in the form of Exhibit D-3.

“Term Facility” means the Term A-1 Facility ~~or~~, the Term A-2 Facility or the Term A-3 Facility, as the context may require.

“Term Loan” means a Term A-1 Loan ~~or~~, a Term A-2 Loan or a Term A-3 Loan, as the context may require.

“Term Note” means a Term A-1 Note ~~or~~, a Term A-2 Note or a Term A-3 Note, as the context may require.

“Term SOFR” means:

(a)            for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto for which such rate was published, in each case, plus the SOFR Adjustment; and

(b)            for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto for which such rate was published;

provided that, if Term SOFR determined in accordance with the provisions of either clause (a) or (b) above would otherwise be less than 0.00%, then Term SOFR shall be deemed 0.00% for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Threshold Amount” means $150,000,000.

“Ticking Fee” has the meaning specified in Section 2.10(c).

“Total Loan Exposure” means, as to any Lender at any time, (a) in respect of the Term A-1 Facility, the Term A-1 Loan Exposure of such Lender at such time, (b) in respect of the Term A-2 Facility, the Term A-2 Loan Exposure of such Lender at such time, ~~and~~ (c) in respect of the Term A-3 Facility, the Term A-3 Loan Exposure of such Lender at such time and (d) in respect of any Incremental Term Loan Facility, the aggregate Outstanding Amount at such time of its Incremental Term Loans under such Incremental Term Loan Facility; provided that at any time prior to the termination of all commitments to make Incremental Term Loans under such Incremental Term Loan Facility, the Total Loan Exposure in respect of such Incremental Term Loan Facility of any Lender shall also include such Lender’s unused commitment, if any, at such time to make Incremental Term Loans under such Incremental Term Loan Facility.

“Treasury Management Agreement” means any treasury, depository or cash management arrangements, services or products, including, without limitation, overdraft services and automated clearinghouse transfers of funds.

“Treasury Management Lender” means any Person that, at the time it enters into a Treasury Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Treasury Management Agreement.

“Type” means, with respect to a Loan, its character as a Base Rate Loan ~~or~~, a Term SOFR Loan or, solely with respect to the Term A-3 Loans, a Daily SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unencumbered Asset Value” means, for a Person and its Subsidiaries on a consolidated basis, as of any date of determination, the sum of (a) the aggregate net book value, as determined in accordance with GAAP, of all real property of a Person that is not subject to a Mortgage Lien plus (b) all accumulated depreciation and amortization with respect to such real properties plus (c) unrestricted cash and cash equivalents of such Person plus (d) the sum of (i) unencumbered mezzanine and mortgage loan receivables (at the value reflected in the consolidated financial statements of the Parent Guarantor, in accordance with GAAP, as of such date, including the effect of any impairment charges) and (ii) unencumbered marketable securities (at the value reflected in the consolidated financial statements of the Parent Guarantor, in accordance with GAAP, as of such date, including the effect of any impairment charges); provided that the items described in this clause (ii) and in the preceding clause (i) shall not be taken into account to the extent that the amounts of such items exceed, in the aggregate, 20% of Unencumbered Asset Value. For purposes of this definition, (1) “Mortgage Lien” shall not include any lien securing Intercompany Indebtedness and (2) for the avoidance of doubt, the value of any asset or property subject to Liens on assets of the Parent Guarantor, the Borrower or any of their respective Subsidiaries securing obligations under Swap Contracts shall not be included in the calculation of Unencumbered Asset Value.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unsecured Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Enterprise Unsecured Debt outstanding on such date to (b) Enterprise Unencumbered Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, the aggregate amount of all unrestricted cash and cash equivalents on such date deducted from Enterprise Unsecured Debt pursuant to the definition of “Enterprise Total Indebtedness” shall exclude the aggregate amount of all unrestricted cash and cash equivalents deducted from Enterprise Secured Debt pursuant to the definition of “Enterprise Total Indebtedness” for the purpose of determining the Secured Debt Ratio as of such date.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.24.

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

“Wholly-Owned Subsidiary” means any wholly-owned Subsidiary of the Parent Guarantor or the Borrower, as applicable, in each case, that is not a special purpose entity.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02            Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)            Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(e)            For the avoidance of doubt, the parties intend that the term “Enterprise” refer to financial calculations that cover (i) the Group and (ii) the Borrower’s Pro Rata Share of Material Joint Ventures.

1.03            Accounting Terms.

(a)            Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent Guarantor and its Subsidiaries shall be deemed to be carried in accordance with GAAP, excluding the effects of FASB ASC 825 on financial liabilities. Notwithstanding anything to the contrary in the Loan Documents, and notwithstanding any accounting change after January 1, 2019 that would require lease obligations (whether such lease obligations are entered into before or after such date) that would be treated as operating leases to be classified and accounted for as Financing Leases or otherwise reflected on the consolidated balance sheet of the Parent Guarantor and its Subsidiaries, for the purposes of determining compliance with any covenant contained herein, such obligations shall be treated in the same manner as operating leases are treated as of such date without giving effect to any such changes in accounting and shall not constitute Indebtedness or a Financing Leases of the Parent Guarantor or any of its Subsidiaries as a result of such changes in accounting.

(b)            Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and the Borrower); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested in writing hereunder by the Administrative Agent setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04            Rounding.

Any financial ratios required to be maintained by the Parent Guarantor pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05            [Reserved].

1.06            [Reserved].

1.07            Interest Rates. Except as specifically set forth herein, the Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any such rate (or component thereof) provided by any such information source or service.

1.08            Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01            Committed Loans.

(a)            Term A-1 Borrowings. Subject to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make term loans (each such loan, a “Committed Term A-1 Loan”) to the Borrower in Dollars from time to time, on any Business Day during the Availability Period for the Term A-1 Facility, in an aggregate amount not to exceed such Term A-1 Lender’s Applicable Percentage of the Term A-1 Facility; provided that, there shall be no more than five (5) separate Borrowing Dates on which any Term Loans made pursuant to Section 2.01(a) and/or Section 2.01(b) during the Availability Period. Each Term A-1 Borrowing shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentage of the Term A-1 Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A-1 Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b)            Term A-2 Borrowings. Subject to the terms and conditions set forth herein, each Term A-2 Lender severally agrees to make term loans (each such loan, a “Committed Term A-2 Loan”) to the Borrower in Dollars from time to time, on any Business Day during the Availability Period for the Term A-2 Facility, in an aggregate amount not to exceed such Term A-2 Lender’s Applicable Percentage of the Term A-2 Facility; provided that, there shall be no more than five (5) separate Borrowing Dates on which any Term Loans made pursuant to Section 2.01(a) and/or Section 2.01(b) during the Availability Period. Each Term A-2 Borrowing shall consist of Term A-2 Loans made simultaneously by the Term A-2 Lenders in accordance with their respective Applicable Percentage of the Term A-2 Facility. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term A-2 Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(c)            Term A-3 Borrowings. Subject to the terms and conditions set forth herein, each Term A-3 Lender severally agrees to make term loans (each such loan, a “Committed Term A-3 Loan”) to the Borrower in Dollars on the Second Amendment Effective Date. Each Term A-3 Borrowing shall consist of Term A-3 Loans made simultaneously by the Term A-3 Lenders in accordance with their respective Applicable Percentage of the Term A-3 Facility. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Term A-3 Loans may be Base Rate Loans, Term SOFR Loans or Daily SOFR Loans, as further provided herein.

2.02            Borrowings and Conversions and Continuations of Loans.

(a)            Each Borrowing, each conversion of Loans from one Type to another Type, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 12:00 Noon (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans (or, with respect to such a Borrowing of any Incremental Term Loan, such other notice period as may be agreed to in the relevant Incremental Term Loan Amendment), (ii) ~~[reserved]~~solely with respect to Term A-3 Loans, on the requested date of any Borrowing of, or conversion to, Daily SOFR Loans or of any conversion of Daily SOFR Loans to Base Rate Loans, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of or conversion to Term SOFR Loans or Daily SOFR Loans, or continuation of Term SOFR Loans, shall be in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount equal to $500,000 or a whole multiple of $100,000 in excess thereof.

Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing of Committed Term A-1 Loans, a Borrowing of Committed Term A-2 Loans, a Borrowing of Committed Term A-3 Loans, a Borrowing of Incremental Term Loans of a specific tranche, a conversion of Loans from one Type to another Type, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type and Class of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that, in the case of a failure to timely request a continuation of Term SOFR Loans, such Loans shall be continued as Term SOFR Loans with an Interest Period of one month (unless an Event of Default exists and is continuing at such time and the Administrative Agent has notified the Borrower that the Required Lenders have determined that such a continuation as Term SOFR Loans is not appropriate in accordance with Section 2.02(c)). Any such automatic conversion to Base Rate Loans or Term SOFR Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. For the avoidance of doubt, Base Rate Loans shall automatically continue as Base Rate Loans and Daily SOFR Loans shall automatically continue as Daily SOFR Loans unless and until such Loans are converted to Term SOFR Loans pursuant to this Section 2.02 or are repaid in accordance with this Agreement, and no Committed Loan Notice shall be required in connection with such continuation.

(b)            Following receipt of a Committed Loan Notice requesting a Committed Borrowing, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Applicable Percentage of the Committed Loans under the applicable Facility.

In the case of a Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. In any event, a Lender may cause any domestic branch or Affiliate to fund or make the amount of its Loan available in accordance with the foregoing provisions. Upon satisfaction or waiver of the applicable conditions set forth in Section 4.02 (or in the case of (x) a Borrowing requested by the Borrower to be made on the Closing Date, the conditions set forth in Section 4.01, or (y) a Borrowing of Incremental Term Loans, the applicable conditions set forth in Section 2.16(e)), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)            Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of an Event of Default that is continuing, no Loans may be requested as, converted to or continued as Term SOFR Loans, or, solely with respect to Term A-3 Loans, Daily SOFR Loans, if the Administrative Agent has notified the Borrower that the Required Lenders have determined that such a continuation or conversion is not appropriate.

(d)            The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)            After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to another Type, and all continuations of Committed Loans as the same Type, there shall not be more than (i) six (6) Interest Periods in effect with respect to all Committed Term A-1 Loans ~~and~~, (ii) six (6) Interest Periods in effect with respect to all Committed Term A-2 Loans, and (iii) six (6) Interest Periods in effect with respect to all Committed Term A-3 Loans.

(f)            With respect to SOFR, Daily SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.03            [Reserved].

2.04            [Reserved].

2.05            [Reserved].

2.06          Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay any Loans of any Class in whole or in part without premium or penalty pursuant to this Section 2.06; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days (or such shorter period as the Administrative Agent shall agree) prior to any date of prepayment of Term SOFR Loans ~~and~~, (B) on the date of prepayment of Daily SOFR Loans and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Term SOFR Loans or Daily SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class(es) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment of the applicable Class(es) of Loans. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of the proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of the proceeds from a Disposition, in which case such notice of prepayment may be revoked by the Borrower if such condition is not satisfied. Any prepayment of a Term SOFR Loan or a Daily SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Loan, any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each prepayment of Loans of any Class made pursuant to this Section 2.06 shall be made ratably among the Lenders of such Class in accordance with their respective Applicable Percentages of such Class of Loans.

2.07            Termination or Reduction of Commitments.

(a)            Concurrently with the Borrowing of any Term A-1 Loans on any Borrowing Date, the Term A-1 Commitment of each Term A-1 Lender will be permanently reduced on a dollar-for-dollar basis by the principal amount of Term A-1 Loans made by such Term A-1 Lender on such Borrowing Date. Concurrently with the Borrowing of any Term A-2 Loans on any Borrowing Date, the Term A-2 Commitment of each Term A-2 Lender will be permanently reduced on a dollar-for-dollar basis by the principal amount of Term A-2 Loans made by such Term A-2 Lender on such Borrowing Date. Concurrently with the Borrowing of the Term A-3 Loans on the Second Amendment Effective Date, the Term A-3 Commitment of each Term A-3 Lender will be permanently reduced to zero and be terminated.

(b)            Unless previously terminated, (i) the Aggregate Term A-1 Commitments will terminate in full at 5:00 p.m. on the last day of the Availability Period with respect to the Term A-1 Facility and (ii) the Aggregate Term A-2 Commitments will terminate in full at 5:00 p.m. on the last day of the Availability Period with respect to the Term A-2 Facility.

(c)            The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Term A-1 Commitments or the Aggregate Term A-2 Commitments, or from time to time permanently reduce the Aggregate Term A-1 Commitments or the Aggregate Term A-2 Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 Noon five (5) Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Each such notice of termination shall specify such election to terminate, the relevant Class(es) of Commitments to be terminated, and the effective date thereof. The Administrative Agent will promptly notify the Lenders of the relevant Class(es) of any such notice of termination or reduction of Commitments of such Class(es). A notice delivered by the Borrower pursuant to this Section 2.07(c) may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of the proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of the proceeds from a Disposition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)            Any reduction of the Aggregate Term A-1 Commitments pursuant to Section 2.07(b) or (c) shall be applied to the Term A-1 Commitment of each Lender according to its Applicable Percentage of the Term A-1 Facility. Any reduction of the Aggregate Term A-2 Commitments pursuant to Section 2.07(b) or (c) shall be applied to the Term A-2 Commitment of each Lender according to its Applicable Percentage of the Term A-2 Facility.

2.08            Repayment.

(a)            The Borrower shall repay to the Term A-1 Lenders on the Term A-1 Maturity Date, unless accelerated sooner pursuant to Section 8.02, the entire outstanding principal balance of all Committed Term A-1 Loans, together with accrued but unpaid interest, fees and all other sums with respect thereto.

(b)            The Borrower shall repay to the Term A-2 Lenders on the Term A-2 Maturity Date, unless accelerated sooner pursuant to Section 8.02, the entire outstanding principal balance of all Committed Term A-2 Loans, together with accrued but unpaid interest, fees and all other sums with respect thereto.

(c)            The Borrower shall repay to the Term A-3 Lenders on the Term A-3 Maturity Date, unless accelerated sooner pursuant to Section 8.02, the entire outstanding principal balance of all Committed Term A-3 Loans, together with accrued but unpaid interest, fees and all other sums with respect thereto.

2.09            Interest.

(a)            Applicable Interest. Subject to the provisions of Section 2.09(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; ~~and~~ (ii) each Term A-3 Loan that is a Daily SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily SOFR plus the Applicable Rate; and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)            Default Interest.

(i)            If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)            If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)            Upon the request of the Required Lenders, while any Event of Default exists, (x) the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and (y) any adjustment to the Applicable Rate pursuant to the Sustainability Metric Pricing Grid shall cease to apply.

(iv)            Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Interest Payment Date. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10            Fees.

(a)            The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times as separately agreed upon in writing between the Borrower, the applicable Arrangers and the Administrative Agent, as applicable. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, absent manifest error.

(b)            The Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, absent manifest error.

(c)            Ticking Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender with respect to each Term Facility a ticking fee (the “Ticking Fee”) in Dollars, which, subject to adjustment as provided in Section 2.18, shall accrue at a rate of 0.15% (15.0 basis points) per annum on the actual daily amount of the undrawn Commitments of such Lender under such Term Facility during the period commencing on October 21, 2022 to but not including the earlier of (x) the final day of the Availability Period with respect to such Term Facility and (y) the date on which all Commitments under such Term Facility shall have been terminated. Accrued and unpaid Ticking Fees with respect to a Term Facility shall be due and payable in arrears upon the earliest of (i) the date that is the final day of the Availability Period with respect to such Term Facility, (ii) the date on which any Committed Borrowing under such Term Facility occurs and (iii) the date on which any Commitments under such Term Facility are terminated. All Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

2.11        Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.12        Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note with respect to the applicable Facility, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount, and maturity of its Loans and payments with respect thereto.

2.13        Payments Generally; Administrative Agent’s Clawback.

(a)            General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, such due date shall be extended to the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)             Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans or, solely in the case of Term A-3 Loans, Daily SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing), that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the Loans constituting such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. In the event the Borrower pays such amount to the Administrative Agent, then such amount shall reduce the principal amount of such Borrowing (subject to the last sentence of this paragraph and any applicable provisions of Section 2.18). If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)            Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders of any Class hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders of such Class the amount due. With respect to any payment that the Administrative Agent makes for the account of any of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.13(b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 4.02 (or in the case of (x) a Borrowing requested by the Borrower to be made on the Closing Date, the conditions set forth in Section 4.01, or (y) a Borrowing of Incremental Term Loans, the applicable conditions set forth in Section 2.16(e)) are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Term A-1 Loans ~~and~~, Committed Term A-2 Loans and Committed A-3 Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e)           Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14        Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans of any Class made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans of such Class and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the relevant Class(es), or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the relevant Lenders of the relevant Class(es) ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of the relevant Class(es) or such other amounts owing them under the relevant Facilities, as applicable; provided that:

(i)             if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) [reserved] or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitments or Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.14 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.15        Extension of Term A-2 Maturity Date.

(a)           Requests for Extension. The Borrower may, by written notice to the Administrative Agent (who shall promptly notify the Term A-2 Lenders) not earlier than ninety (90) days and not later than thirty (30) days prior to the Term A-2 Maturity Date then in effect (such date, the “Initial Term A-2 Maturity Date”), elect that the Term A-2 Lenders extend the Term A-2 Maturity Date for an additional twelve (12) months after such Initial Term A-2 Maturity Date; provided that the Borrower may not make more than one (1) such election pursuant to this Section 2.15 during the term of this Agreement.

(b)           Confirmation by Administrative Agent. The Administrative Agent shall confirm receipt of the Borrower’s notice delivered pursuant to Section 2.15(a) no later than the date that is fifteen (15) days prior to the Initial Term A-2 Maturity Date (or, if such date is not a Business Day, on the next preceding Business Day).

(c)           Extension of Term A-2 Maturity Date. If (and only if) the conditions precedent set forth in Section 2.15(d) have been met, then, effective as of the Initial Term A-2 Maturity Date, the Term A-2 Maturity Date shall be extended to the date falling twelve (12) months after the Initial Term A-2 Maturity Date (except that, if such date is not a Business Day, such Term A-2 Maturity Date as so extended shall be the next preceding Business Day). Upon satisfaction of the conditions precedent set forth in Section 2.15(d), as certified by the Borrower to the Administrative Agent in writing, the Administrative Agent shall deliver a copy of such certification to each Term A-2 Lender.

(d)           Conditions to Effectiveness of Extensions. As a condition precedent to such extension, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Initial Term A-2 Maturity Date signed by a Responsible Officer (x) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (y) certifying that (1) the representations and warranties contained in Article V and in the other Loan Documents are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty shall be true and correct in all respects) on and as of the Initial Term A-2 Maturity Date (other than the representations and warranties in Section 5.05(c) and Section 5.22, which shall be made only as of the Closing Date), except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty was true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty shall have been true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (2) as of the Initial Term A-2 Maturity Date, and immediately after giving effect to such extension, no Default exists and (ii) the Borrower shall pay to the Term A-2 Lenders on or prior to the Initial Term A-2 Maturity Date a fee (to be shared among the Term A-2 Lenders based upon their Applicable Percentages of the Outstanding Amount of the Term A-2 Loans) equal to the product of (x) 0.125% multiplied by (y) the then Outstanding Amount of the Term A-2 Loans.

(e)           Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 2.02(b), 2.14 or 10.01 to the contrary.

2.16        Incremental Term Loans.

(a)           Request for Incremental Term Loans. From time to time, the Borrower shall have the right to enter into one or more new tranches (or increase an existing tranche) of term loans under this Agreement (each, an “Incremental Term Loan”); provided that (i) subject to the last proviso to clause (e)(i) below, no Default has occurred and is continuing, (ii) each increase or tranche of Incremental Term Loans must be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or such other amounts as are agreed to by the Borrower and the Administrative Agent), and (iii) after giving effect to all such Incremental Term Loans, the sum, without duplication, of the aggregate principal amounts of the Term A-1 Loans, the Term A-2 Loans, the Term A-3 Loans and all such Incremental Term Loans shall not exceed $~~1,000,000,000~~1,500,000,000. At the time of sending such notice to the Administrative Agent of the exercise of such right, the Borrower (in consultation with the Administrative Agent) shall specify the Lenders to be approached to provide all or a portion of such Incremental Term Loan (subject in each case to any requisite consents required under Section 10.06) and the time period within which each such Lender is requested to respond (which time period shall be as mutually agreed between the Borrower and the Administrative Agent).

(b)           Lender Elections to Participate. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in such new tranche or increase, as the case may be, and, if so, the maximum aggregate principal amount of the proposed Incremental Term Loans that such Lender is offering to provide. Any Lender not responding within such time period shall be deemed to have declined to participate in such new tranche or increase, as the case may be. Any such new tranche or increase shall be syndicated on a best efforts basis and no Lender shall be required to participate in any tranche of Incremental Term Loans to facilitate such tranche or increase.

(c)           Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. Subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”).

(d)           Effective Date and Allocations. If any Incremental Term Loan is extended in accordance with this Section 2.16, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation thereof. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Incremental Term Loan and the Increase Effective Date.

(e)           Conditions to Effectiveness of Incremental Term Loans. As a condition precedent to any Incremental Term Loan:

(i)             the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date signed by a Responsible Officer (A) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such Incremental Term Loan, and (B) certifying that (1) the representations and warranties contained in Article V and in the other Loan Documents are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty shall be true and correct in all respects) on and as of the Increase Effective Date (other than the representations and warranties in Section 5.05(c) and Section 5.22, which shall be made only as of the Closing Date), except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty was true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty shall have been true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; provided that, in the case of any Incremental Term Loan the proceeds of which are to be used to finance an acquisition (including by means of a merger, amalgamation or consolidation) or other Investment not prohibited by this Agreement (and related transaction costs) the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing or that is otherwise subject to customary “funds certain provisions,” to the extent agreed by the applicable Lenders providing such Incremental Term Loan, the representations and warranties the accuracy of which in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty shall be accurate in all respects) are a condition to the funding of such Incremental Term Loan shall be limited to (x) the Specified Representations (or such other formulation thereof as may be agreed by the applicable Lenders providing such Incremental Term Loan) and (y) those representations of the acquired company in the applicable acquisition agreement that are material to the interests of the applicable Lenders providing such Incremental Term Loan and which, if breached or inaccurate, would give the Parent Guarantor, the Borrower or any Subsidiary the right to terminate or refuse to close under the applicable acquisition agreement, and (2) as of the Increase Effective Date, and immediately after giving effect to such Incremental Term Loan, no Default or Event of Default exists; provided that, in the case of any Incremental Term Loan the proceeds of which are to be used to finance an acquisition or other Investment not prohibited by this Agreement (and related transaction costs) the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing or that is otherwise subject to customary “funds certain provisions,” to the extent agreed by the applicable Lenders providing such Incremental Term Loan, this condition shall be limited to (x) at the time of the execution and delivery of the applicable acquisition agreement related to such acquisition, no Default shall have occurred and be continuing or shall occur as a result thereof and (y) upon the effectiveness and making of any Incremental Term Loan on the applicable Increase Effective Date, no Specified Default shall have occurred and be continuing or shall occur as a result thereof;

(ii)            (A) upon the reasonable request of any Lender made at least five (5) days prior to the applicable Increase Effective Date, the Borrower shall have provided to such Lender the documentation and other information so requested by such Lender that satisfies all requirements of regulatory authorities applicable to such Lender and such Lender’s internal policies and procedures in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and (B) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation it shall have delivered, to each Lender that so requests at least five (5) days prior to the applicable Increase Effective Date, a Beneficial Ownership Certification in relation to the Borrower;

(iii)            in the case of any tranche of Incremental Term Loans, such Incremental Term Loans (A) shall rank pari passu in right of payment with the Term Loans and any other outstanding Incremental Term Loans, (B) shall not mature earlier than the latest Maturity Date then in effect (but may have amortization prior to such date so long as the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of any previously funded and then outstanding Incremental Term Loans (if any) at such time); provided that, notwithstanding the foregoing, any increase pursuant to this Section 2.16 to a then existing tranche of Loans under this Agreement shall have the same Maturity Date as such then existing tranche that is being so increased, and (C) shall be treated substantially the same as (and in any event no more favorably than) the Term Loans and any other outstanding Incremental Term Loans; provided that (1) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the latest Maturity Date then in effect may provide for material additional or different financial or other covenants or requirements applicable only during periods after such Maturity Date then in effect, (2) the Incremental Term Loans may be priced differently than the Term Loans and any other outstanding Incremental Term Loans and (3) other terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans and any other outstanding Incremental Term Loans to the extent such differences are solely administrative in nature or are terms and conditions reasonably acceptable to the Administrative Agent or that customarily apply to syndicated term loan facilities (as determined in good faith by the board of directors or other equivalent governing body of the Borrower). Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender participating in such tranche or increase and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.16;

(iv)          the Administrative Agent shall have received a Request for Credit Extension in accordance with the terms hereof; and

(v)           the Borrower shall provide a Note to any Lender joining on the Increase Effective Date, if requested.

(f)            Conflicting Provisions. This Section 2.16 shall supersede any provisions in Sections 2.14 or 10.01 to the contrary.

(g)           Fees. In connection with any Incremental Term Loans pursuant to this Section 2.16, the Borrower shall pay such fees to the Administrative Agent, for its own account and for the benefit of the Lenders participating in such Incremental Term Loans, determined at the time of such funding of such Incremental Term Loans (or such other time specified in the relevant Incremental Term Loan Amendment) and agreed to by the Borrower in writing.

(h)           Lenders. In connection with any Incremental Term Loans pursuant to this Section 2.16, any new Lender party hereto shall (i) execute such documents and agreements as the Administrative Agent may reasonably request and (ii) in the case of any new Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

2.17        [Reserved].

2.18        Defaulting Lenders.

(a)           Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)             Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definitions of “Required Class Lenders,” “Required Lenders,” “Required Term A-1 Lenders,” ~~and~~ “Required Term A-2 Lenders” and “Required Term A-3 Lenders.”

(ii)            Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, with respect to this clause sixth, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were to be made at a time when the conditions set forth in Section 4.02 (or in the case of (A) Loans requested by the Borrower to be made on the Closing Date, the conditions set forth in Section 4.01, or (B) Incremental Term Loans, the applicable conditions set forth in Section 2.16(e)) were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees. Such Defaulting Lender shall not be entitled to receive any Ticking Fee on unfunded amounts pursuant to Section 2.10(c) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any Ticking Fee on any unfunded amounts pursuant to Section 2.10(c) that otherwise would have been required to have been paid to such Defaulting Lender during such period).

(b)           Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, take such actions as the Administrative Agent may determine to be necessary to cause the Loans under each applicable Facility to be held on a pro rata basis by the Lenders of such Facility in accordance with their respective Applicable Percentages of such Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that subject to Section 10.20 and except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes; provided that, if the applicable Loan Party or the Administrative Agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)           Payment of Other Taxes by the Loan Parties. Without limiting the provisions of Section 3.01(a), the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)           Tax Indemnification. (i) Without limiting the provisions of Section 3.01(a) or 3.01(b), each of the Loan Parties shall, and does hereby, jointly and severally, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by the Administrative Agent or such Lender, as the case may be, or required to be withheld or deducted from a payment to the Administrative Agent or such Lender as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, to the extent such Indemnified Taxes or Other Taxes are payable in respect of any payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document or otherwise with respect to any Loan Document or activities related thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)            Without limiting the provisions of Section 3.01(a) or 3.01(b), each Lender shall, and do hereby, indemnify the Loan Parties and the Administrative Agent, and shall make payment in respect thereof, within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Loan Parties and the Administrative Agent) incurred by or asserted against the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to Section 3.01(e). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)           Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Status of Lenders. (i) Each Lender shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the Borrower hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), Section 3.01(e)(ii)(B) and Section 3.01(e)(ii)(C)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States:

(A)           any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed copies of IRS Form W-9 or such other documentation or information prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine that such Lender is not subject to backup withholding or information reporting requirements; and

(B)           each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed executed copies of IRS Form W-8ECI,

(iii)          duly completed executed copies of IRS Form W-8IMY and all required supporting documentation,

(iv)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, or

(v)            any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(C)            if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)           Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Law of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(iv)           Each Lender agrees that, if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)            Treatment of Certain Refunds. Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 3.01(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person. Notwithstanding anything to the contrary in this Section 3.02(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.02(f) if the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

3.02        Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Daily SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, Daily SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or, solely in the case of Term A-3 Loans, Daily SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans or, solely in the case of Term A-3 Loans, to Daily SOFR Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans and Daily SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, with respect to any Daily SOFR Loan or if such Lender may not lawfully continue to maintain such Term SOFR Loan to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03        Inability to Determine Rates.

(a)            Subject to Section 3.03(b), if in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or, solely in the case of Term A-3 Loans, Daily SOFR Loans, or a continuation of any of such Loans, as applicable, or at any time in connection with a Daily SOFR Loan (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred with respect to Term SOFR or Daily SOFR, as applicable, or (B) adequate and reasonable means do not otherwise exist for determining SOFR, Term SOFR or Daily SOFR or for any requested Interest Period with respect to a proposed Term SOFR Loan, or Daily SOFR Loan as applicable, or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans or Daily SOFR Loans, shall be suspended (in each case, to the extent of the affected Term SOFR Loans or Daily SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to~~, or~~ Daily SOFR Loans, or a Borrowing or continuation of, or conversion to Term SOFR Loans (to the extent of the affected Term SOFR Loans, Daily SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of or conversion to, as applicable, Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans and Daily SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately in the case of Daily SOFR Loans or at the end of their ~~respective~~ applicable Interest Period in the case of Term SOFR Loans.

(b)           Replacement of SOFR, Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)             adequate and reasonable means do not exist for ascertaining SOFR or one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)            CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of SOFR or Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR ~~or~~, the Term SOFR Screen Rate or SOFR shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease; provided that, at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR or SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR, SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “~~Term~~ SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR and/or Daily SOFR, as applicable, will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the ~~Term~~ SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR, SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment executed by the Administrative Agent and the Borrower shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

This Section 3.03 shall supersede any provisions in Section 10.01 to the contrary.

3.04        Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Administrative Agent or any Lender;

(ii)           subject the Administrative Agent or any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Term SOFR Loan or any Daily SOFR Loan made by it, or change the basis of taxation of payments to the Administrative Agent or such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Administrative Agent or such Lender); or

(iii)          impose on the Administrative Agent or any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement ~~or~~, Term SOFR Loans or Daily SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making, maintaining, converting to or continuing any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Administrative Agent or such Lender, the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. The Borrower shall not be required to pay such additional amounts unless such amounts are the result of requirements imposed generally on lenders similar to such Lender and not the result of some specific reserve or similar requirement imposed on such Lender as a result of such Lender’s special circumstances.

(c)           Certificates for Reimbursement. A certificate of the Administrative Agent or a Lender setting forth in reasonable detail the basis for and calculation of the amount or amounts necessary to compensate the Administrative Agent or such Lender or its holding company, as the case may be, as specified in Section 3.04(a) or 3.04(b) and delivered to the Borrower, in detail sufficient to enable the Borrower to verify the computation thereof, shall be conclusive absent manifest error. The Borrower shall pay the Administrative Agent or such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. Any amounts requested to be payable pursuant to this Section 3.04 shall be requested in good faith (and not on an arbitrary and capricious basis) and consistent with similarly situated customers of the Administrative Agent or the applicable Lender after consideration of factors as the Administrative Agent or such Lender, as the case may be, then reasonably determines to be relevant.

(d)           Delay in Requests. Failure or delay on the part of the Administrative Agent or any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of the Administrative Agent or such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Administrative Agent or a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that the Administrative Agent or such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Administrative Agent’s or such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           [Reserved].

(f)            The provisions set forth in Sections 3.04(a) and (b) above shall not apply to the extent any increased cost is already compensated for by payment made by or on behalf of the Borrower pursuant to Section 3.01.

3.05        Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (other than loss of anticipated profits) incurred by it as a result of:

(a)            any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or Daily SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or Daily SOFR Loan on the date or in the amount notified by the Borrower;

(c)            [reserved]; or

(d)           any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13.

The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06        Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07        Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions to Effectiveness of this Agreement.

The effectiveness of this Agreement and, if the Borrower shall have requested any Credit Extension be made on the Closing Date, the obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date, if any, are subject to satisfaction or waiver of the following conditions precedent:

(a)            The Administrative Agent’s receipt of the following, each of which shall be originals or facsimile or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)            executed counterparts of this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Lender listed on Schedule 2.01;

(ii)           a Term Note executed by the Borrower in favor of each Lender requesting a Term Note;

(iii)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(iv)          such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in its state of organization and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)           favorable opinions of Skadden, Arps, Slate Meagher & Flom LLP and Ballard Spahr LLP, counsels to the Borrower, addressed to the Administrative Agent and each Lender; and

(vi)          a certificate signed by a Responsible Officer certifying (A) that the conditions specified in Sections 4.01(e) and (f) have been satisfied; (B) the current Debt Ratings; and (C) that, as of the date of the last financial statements of the Borrower delivered pursuant to the 2021 Credit Agreement, the Borrower was in pro forma compliance (giving pro forma effect to the Term Loans, if any, made on the Closing Date) with the financial covenants contained in Section 7.10.

(b)           Any fees required to be paid by the Borrower on or prior to the Closing Date pursuant to the Loan Documents and all expenses required to be reimbursed by the Borrower on or prior to the Closing Date pursuant to the Loan Documents shall have been paid; provided that invoices for such expenses have been presented to the Borrower a reasonable period of time (and in any event not less than one (1) Business Day) prior to the Closing Date (including, unless waived by the Administrative Agent, all reasonable, documented, out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent)).

(c)            (i) Upon the reasonable request of any Lender made in writing at least ten (10) Business Days prior to the Closing Date, the Borrower shall have provided to such Lender the documentation and other information so requested by such Lender that satisfies all requirements of regulatory authorities applicable to such Lender and such Lender’s internal policies and procedures in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least five (5) Business Days prior to the Closing Date and (ii) at least five (5) Business Days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation it shall have delivered, to each Lender that so requests at least ten (10) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower.

(d)           The Administrative Agent’s receipt of an executed copy of a certificate signed by a Responsible Officer certifying the Borrower’s Sustainability Metric Components for the calendar year ended December 31, 2020 (solely for purposes of this Section 4.01(d), reflecting the Boundary Properties that the Borrower has owned and that were in service for the period of two (2) full consecutive calendar years ended December 31, 2020).

(e)            The representations and warranties of the Borrower contained in Article V shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty shall be true and correct in all respects) on and as of the Closing Date, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty shall be true and correct in all respects) as of such earlier date.

(f)            No Default shall exist on the Closing Date, and, if the Borrower shall have requested any Credit Extension be made on such date, no Default would result from such proposed Credit Extension or from the application of the proceeds thereof.

(g)           If any Credit Extension is to be made on the Closing Date, the Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, (i) this Agreement and each other document to which it is a party or which it has reviewed and (ii) any other matter required hereunder or thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received a written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02        Conditions to All Credit Extensions after the Closing Date.

The obligation of each Lender to honor any Request for Credit Extension (other than (x) the extensions of credit, if any, requested by the Borrower to be made on the Closing Date, (y) a Committed Loan Notice requesting only a conversion of Loans to another Type, or a continuation of Term SOFR Loans, and (z) a Borrowing of Incremental Term Loans on the relevant Increase Effective Date) is subject to the following conditions precedent:

(a)            The representations and warranties of the Loan Parties contained in Article V or any other Loan Document shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such Credit Extension (other than the representations and warranties in Section 5.05(c) and Section 5.22, which shall be made only as of the Closing Date), except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)            No Default shall exist on the date of such Credit Extension, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)            The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each such Request for Credit Extension (other than (x) the extensions of credit, if any, requested by the Borrower to be made on the Closing Date, (y) a Committed Loan Notice requesting only a conversion of Loans to another Type, or a continuation of Term SOFR Loans, and (z) a Borrowing of Incremental Term Loans on the relevant Increase Effective Date) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders ~~that:~~(it being understood and agreed that the only representations and warranties that shall be made by any Loan Party on and as of the Second Amendment Effective Date shall be the Specified Representations and the other representations and warranties expressly set forth in the Second Amendment) that:

5.01        Existence, Qualification and Power.

Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified to do business and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (other than with respect to any Loan Party or any Material Subsidiary), clause (b)(i) or clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02        Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which it is party has been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Loan Party is party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (c) violate any Law; except in each case referred to in clause (b) or (c), to the extent such conflict, breach, contravention or violation, or creation of any such Lien or required payment, could not reasonably be expected to have a Material Adverse Effect.

5.03            Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations or other actions or notices or filings which have already been completed or obtained.

5.04        Binding Effect.

This Agreement has been, and each other Loan Document to which each Loan Party is a party, when delivered hereunder, will have been, duly executed and delivered by such Loan Party. This Agreement constitutes, and each other Loan Document to which each Loan Party is a party when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

5.05        Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Indebtedness, in each case, to the extent required by GAAP.

(b)           The unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal quarter ended June 30, 2022, and the related unaudited consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on such date, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein or as otherwise permitted pursuant to Section 1.03, (ii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Indebtedness, in each case, to the extent required by GAAP.

(c)           Since the date of the Audited Financial Statements, there has been no event or condition, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06        Litigation.

There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of any Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of their respective Subsidiaries or against any of their properties or revenues that (a)  affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07        No Default.

No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08        Ownership of Property and Valid Leasehold Interests; Liens.

(a)            Each of the Loan Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or valid leasehold interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09        Environmental Compliance.

There are no existing violations of Environmental Laws by any Loan Party or any Subsidiary or claims against any Loan Party or any Subsidiary alleging potential liability under, or responsibility for the violation of, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10        Insurance.

Each Loan Party and each of its Subsidiaries maintain or require the tenants or managers of their owned properties to maintain insurance that complies with the requirements set forth in Section 6.07.

5.11        Taxes.

Each Loan Party and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, or (b) where the failure to take any of the foregoing actions could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect. To the knowledge of any Loan Party, there is no proposed tax assessment against such Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. As of the Closing Date, neither the Borrower nor any Subsidiary thereof is party to any tax sharing agreement.

5.12        ERISA Compliance.

(a)           Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except for any such failures to comply as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of any Loan Party, nothing has occurred that could reasonably be expected to prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)           There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)            (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; except in each case referred to in clauses (i) through (v), to the extent that any such event, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d)           As of the Closing Date, the Borrower is not and will not be (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code, (iii) using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments or (iv) a “governmental plan” within the meaning of ERISA.

5.13        Margin Regulations; Investment Company Act; REIT Status.

(a)           No Loan Party is engaged and no Loan Party will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           No Loan Party is, and no Loan Party is required to be, registered as an “investment company” under the Investment Company Act of 1940.

(c)           The Parent Guarantor meets all requirements to qualify as a REIT.

5.14        Disclosure.

(a)           No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as and when furnished and as modified or supplemented by other information so furnished), together with all such information previously provided and when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made (together with all such information previously provided and when taken as a whole), not materially misleading; provided, however, that it is understood that no Loan Party makes any representation or warranty with respect to any general economic or specific industry information, any projections, pro forma financial information, financial estimates, forecasts and forward-looking information, except that, with respect to projected financial information concerning the Loan Parties and their respective Subsidiaries furnished in writing by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared. It is further understood that (i) any projected financial information furnished to the Administrative Agent or any Lender is not to be viewed as facts, is not a guarantee of future performance and is subject to significant uncertainties and contingencies, many of which are beyond a Loan Party’s control, (ii) no assurance is given by such Loan Party that such projections will be realized and (iii) the actual results may differ from such projections and such differences may be material.

(b)           As of the Closing Date, the information included in the Beneficial Ownership Certification delivered to the Administrative Agent and/or any Lender pursuant to Section 4.01(c), if applicable, is true and correct in all respects.

5.15        Compliance with Laws.

Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.16        Intellectual Property; Licenses, Etc.

Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing is not a representation or warranty with respect to infringement or other violation of the IP Rights of any other Person (which is addressed in the following sentence of this Section 5.16). To the knowledge of any Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Loan Party or any Subsidiary infringes upon any rights held by any other Person to an extent that such infringement could reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending against any Loan Party or any of its Subsidiaries or, to the knowledge of any Loan Party, threatened against such Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.17        Use of Proceeds.

The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 6.11. No proceeds of the Loans hereunder will be used for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders (or other equity owners), as appropriate, of such other Person has approved such acquisition.

5.18        Taxpayer Identification Number.

Each Loan Party’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

5.19        Sanctions.

None of the Loan Parties, any Subsidiary of the Loan Parties or, to the knowledge of the chief executive officer, chief financial officer or general counsel of any Loan Party, any director, officer or employee thereof is an individual or entity that is currently (i) the subject of any Sanctions or in violation of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

5.20        Affected Financial Institution.

No Loan Party is an Affected Financial Institution.

5.21        Anti-Corruption Laws.

Each Loan Party and each of its Subsidiaries (a) have conducted their businesses for the past two years (or if any Loan Party or Subsidiary was formed within the past two years, for the duration of such Loan Party’s or Subsidiary’s existence) and, to the knowledge of the chief executive officer, chief financial officer, chief operating officer (if any) or general counsel of such Loan Party, their respective directors, officers, agents and employees are, in each case, in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-money-laundering and anti-corruption legislation in other applicable jurisdictions, in any such case of the foregoing, to the extent applicable to, and binding on, the Loan Parties and their Subsidiaries (collectively, “Anti-Corruption Laws”), and (b) have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance by each Loan Party, its Subsidiaries and, to the knowledge of the chief executive officer, chief financial officer, chief operating officer (if any) or general counsel of such Loan Party, their respective directors, officers, agents and employees with applicable Anti-Corruption Laws and applicable Sanctions.

5.22        Solvency.

As of the ~~Closing~~Second Amendment Effective Date, immediately after giving effect to the initial Credit Extensions (if any) made on the ~~Closing~~Second Amendment Effective Date, (a) the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (c) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the ~~Closing~~Second Amendment Effective Date.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent Obligations that are not then due and payable), each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.12) cause each of its Subsidiaries to:

6.01        Financial Statements.

Deliver to the Administrative Agent (for distribution to each Lender):

(a)            as soon as available, but in any event within five (5) Business Days following the date the Parent Guarantor is required to file its Form 10-K with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise) (commencing with the fiscal year ending December 31, ~~2022~~2024), a consolidated balance sheet of the Group as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth, commencing with the fiscal year ending December 31, 2025, in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable securities laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (provided that, to the extent the components of such consolidated financial statements relating to a prior fiscal period are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements as they relate to such components); and

(b)           as soon as available, but in any event within five (5) Business Days following the date the Parent Guarantor is required to file its Form 10-Q with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise) (commencing with the fiscal quarter ending ~~September 30~~March 31, ~~2022~~2024), an unaudited consolidated balance sheet of the Group as at the end of such fiscal quarter, and the related unaudited consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent Guarantor’s fiscal year then ended, and an unaudited statement of cash flow for the portion of the Parent Guarantor’s fiscal year then ended setting forth, commencing with the fiscal quarter ending June 30, 2025, in each case in comparative form the figures for the corresponding date of the previous fiscal year or the corresponding portion of the previous fiscal year, as applicable, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer as fairly presenting the consolidated financial condition of the Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02        Certificates; Other Information.

Deliver to the Administrative Agent (for distribution to each Lender):

(a)            concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ending ~~September 30~~March 31, ~~2022~~2024), a duly completed Compliance Certificate signed by a Responsible Officer;

(b)            promptly after any request by the Administrative Agent, copies of any management letters submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with an audit of the accounts of the Loan Parties and their respective Subsidiaries;

(c)            [reserved];

(d)            promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which such Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)            promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of such Loan Party or any Subsidiary thereof, other than ordinary course or routine notices, correspondence, inquiries, examinations or audits;

(f)            promptly following any written request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation (to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has provided a Beneficial Ownership Certification to any Lender or the Administrative Agent in connection with this Agreement as required by the Beneficial Ownership Regulation); and

(g)            promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower or the Parent Guarantor posts such documents, or provides a link thereto on the Borrower’s or the Parent Guarantor’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s or the Parent Guarantor’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that~~: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii)~~  the Borrower shall notify the Administrative Agent (by facsimile or electronic mail), which shall notify each Lender, of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower or the Parent Guarantor with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Loan Party hereby acknowledges that (a) the Administrative Agent and/or the Specified Arrangers will make available to the Lenders materials and/or information provided by or on behalf of any Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel that do not wish to receive material non-public information with respect to any Loan Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that so long as such Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” each Loan Party shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07) (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” or that are marked “PRIVATE” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, no Loan Party shall be under any obligation to mark any Borrower Materials “PUBLIC.”

6.03        Notices.

Promptly following knowledge thereof by a Responsible Officer, notify the Administrative Agent (which shall notify each Lender) of:

(a)            the occurrence of any Default or Event of Default;

(b)            any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)            the information set forth in Section 6.13 at the times required therein;

(d)            any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary; and

(e)            any announcement by Moody’s, S&P or Fitch of any change or possible adverse change in a Debt Rating.

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04        Payment of Taxes.

Pay and discharge as the same shall become due and payable, all of its tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, in each case in this Section 6.04, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.05        Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and, where applicable, good standing under the Laws of the jurisdiction of its organization except in a transaction not prohibited by Section 7.04 or 7.05, or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties.

(a) Maintain, preserve and protect, or make contractual or other provisions to cause to maintain, preserve or protect, all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make, or make contractual or other provisions to cause to be made, all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07        Maintenance of Insurance.

Maintain, or use reasonable efforts to cause the tenants under all leases to which it is a party as landlord or the manager of its facilities to maintain, insurance with respect to its owned properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons (including with respect to any captive insurance subsidiary or self-insurance, a system or systems of self-insurance and reinsurance which accords with the practices of similar businesses).

6.08        Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records.

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of any Loan Party or its Subsidiary, as the case may be.

6.10        Inspection Rights.

Subject to (x) rights of tenants, (y) applicable health and safety laws, and (z) except to the extent disclosure could reasonably be expected to contravene attorney client privilege or similar protection or violate any confidentiality or privacy obligation or otherwise contravene applicable law, permit representatives and independent contractors of the Administrative Agent and each Lender (in each case of a Lender, coordinated through the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Loan Parties shall have the right to participate in any such discussions), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Loan Parties; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, only one (1) such visit and inspection by the Administrative Agent during any calendar year shall be at the reasonable expense of the Borrower; provided, further, however, that when an Event of Default exists and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11        Use of Proceeds.

Use proceeds from the Committed Loans for working capital and general corporate purposes, including Investments not prohibited by Section 7.02, dividends and distributions, and acquisitions and developments and, in each case, not in contravention of any applicable Law in any material respect or of any Loan Document.

6.12        REIT Status.

The Parent Guarantor shall maintain its qualification as a real estate investment trust under Sections 856 through 860 of the Code.

6.13        Employee Benefits.

(a) Comply with the applicable provisions of ERISA and the Code with respect to each Plan, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) furnish to the Administrative Agent (x) within five (5) Business Days after any Responsible Officer or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of any Loan Party or any of its ERISA Affiliates in an aggregate amount exceeding the Threshold Amount or the imposition of a Lien, a statement setting forth details as to such ERISA Event and the action, if any, that such Loan Party or ERISA Affiliate proposes to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Loan Party or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request.

6.14        Anti-Corruption Laws.

Conduct its businesses in compliance in all material respects with applicable Anti-Corruption Laws and maintain policies and procedures reasonably designed to promote and achieve compliance by each Loan Party, its Subsidiaries and, to the knowledge of the chief executive officer, chief financial officer, chief operating officer (if any) or general counsel of such Loan Party, their respective directors, officers, agents and employees with applicable Anti-Corruption Laws.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent Obligations that are not then due and payable), no Loan Party shall, nor shall it permit any Subsidiary (except Section 7.09 shall apply only to Wholly-Owned Subsidiaries) to, directly or indirectly:

7.01        Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)            Liens pursuant to any Loan Document;

(b)            Liens securing Indebtedness of the Parent Guarantor and its Subsidiaries permitted under Section 7.03;

(c)            Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(d)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(e)            pledges or deposits or other Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, or to secure statutory obligations, other than any Lien imposed by ERISA;

(f)            Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business;

(g)            the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business;

(h)           Liens on property where the Parent Guarantor or its Subsidiaries is insured against such Liens by title insurance;

(i)            Liens on property acquired by the Parent Guarantor or any of its Subsidiaries after the date hereof and which are in place at the time such properties are so acquired and not created in contemplation of such acquisition;

(j)            Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(k)            Liens securing assessment bonds, so long as the Parent Guarantor or its Subsidiaries is not in default under the terms thereof;

(l)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(m)           easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(n)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(o)           Liens solely on any cash earnest money deposits made by the Parent Guarantor or any of its Subsidiaries in connection with any letter of intent or purchase agreement;

(p)            assignments to a reverse Section 1031 exchange trust;

(q)           licenses of intellectual property granted in the ordinary course of business;

(r)            Liens on assets of the Borrower or any of its Subsidiaries securing obligations under Swap Contracts; and

(s)            precautionary UCC filings in respect of operating leases

; provided that, notwithstanding the forgoing, in no event shall any Loan Party create, incur, assume or suffer to exist any Lien on the Equity Interests of Borrower or any other Subsidiary of Parent Guarantor that directly or indirectly owns any Equity Interests of Borrower, in each case, that is owned by a Loan Party.

7.02        Investments.

(a)           Make or allow Investments in Development Property to exceed, in the aggregate at any one time outstanding, 35% of Enterprise Gross Asset Value.

(b)           Make or allow Investments in Joint Ventures to exceed, in the aggregate at any one time outstanding, 25% of Enterprise Gross Asset Value. For purposes of this Section 7.02(b), the Loan Parties’ aggregate Investment in Joint Ventures will be valued at book value as shown on the consolidated balance sheet of the Parent Guarantor, as determined in accordance with GAAP.

7.03        Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness of any Loan Party or any of its Subsidiaries, except:

(a)            (x) Indebtedness under the Loan Documents, (y) the DOC Debt and (z) Guarantees by the Parent Guarantor and the Borrower of the DOC Debt; and

(b)            other Indebtedness; provided that (i) at the time of the incurrence of such Indebtedness and immediately after giving effect thereto (including any Liens associated therewith) no Event of Default has occurred and is continuing or would result therefrom and (ii) with respect to obligations of a Loan Party in respect of Swap Contracts, such Swap Contracts shall be (x) entered into in order to manage existing or anticipated risk and not for speculative purposes or (y) (i) for the sale of Equity Interests issued by the Parent Guarantor at a future date that could be discharged solely by (1) delivery of the Parent Guarantor’s Equity Interests, or, (2) solely at Parent Guarantor’s option made at any time, payment of the net cash value of such Equity Interests at the time, irrespective of the form or duration of such agreement, commitment or arrangement and (ii) not for speculative purposes.

7.04        Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom, (i) any Person may merge with or into, consolidate with or amalgamate with the Borrower in a transaction in which the Borrower shall be the continuing or surviving Person, (ii) any Person (other than Parent Guarantor) may merge with or into, consolidate with or amalgamate with any Subsidiary (other than the Borrower) in a transaction in which the continuing or surviving Person shall be a Subsidiary of the Borrower, (iii) any Subsidiary of the Borrower may merge with or into, consolidate with or amalgamate with any Person in order to consummate an Investment permitted by Section 7.02 or a Disposition permitted by Section 7.05; (iv) any Subsidiary of the Borrower may merge into, the Parent Guarantor, the Borrower or any other Subsidiary of the Borrower; and (v) any Subsidiary of the Borrower may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders. For the avoidance of doubt, in connection with an internal restructuring, (x) DOC OP may merge, consolidate or amalgamate with or into, or distribute or transfer all or substantially all its assets to, DOC or the Borrower and (y) DOC may merge, consolidate or amalgamate with or into, or distribute or transfer all or substantially all its assets to, the Borrower, it being understood and agreed that, in the event the successor or transferee entity in any such transaction expressly assumes the obligations of DOC OP under any DOC Debt, such assumption shall be permitted notwithstanding anything to the contrary in this Article VII and shall not constitute a new incurrence of Indebtedness for purposes Section 7.03; provided that, the Loan Parties shall provide such customary “know your customer” documentation as the Lenders may reasonably require in connection with such transfer.

7.05        Dispositions.

Make any Disposition (other than any Disposition to any Loan Party or any Subsidiary) of all or substantially all of the assets (whether now owned or hereafter acquired, including pursuant to a Delaware LLC Division) of any Loan Party and its Subsidiaries, taken as a whole.

7.06        Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment; provided that, (i) (a) each Loan Party and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment required to qualify and maintain such Loan Party’s qualification as a real estate investment trust under Sections 856 through 860 of the Code, and (b) each Loan Party and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment required to avoid the payment of federal or state income or excise tax; which permitted Restricted Payments under clauses (i)(a) and (i)(b), for the avoidance of doubt, include Restricted Payments from the Borrower or any of its Subsidiaries to its equity holders in order for the Parent Guarantor to comply with the foregoing, (ii) so long as no Default shall have occurred and be continuing or would result therefrom, each Loan Party and each Subsidiary may purchase, redeem, retire, acquire, cancel or terminate Equity Interests issued by such Loan Party or such Subsidiary so long as immediately after giving effect thereto the Parent Guarantor is in compliance on a Pro Forma Basis with the requirements of Section 7.10(e), (iii) so long as no Default shall have occurred and be continuing or would result therefrom, each Loan Party and each Subsidiary may make any payment on account of any return of capital to the Parent Guarantor’s stockholders, partners or members (or the equivalent Person thereof), (iv) each Loan Party and each Subsidiary may declare and make dividend payments, other distributions or other Restricted Payments payable solely in the Equity Interests in such Person, (v) any Subsidiary may at any time make Restricted Payments to the Parent Guarantor, the Borrower or any other Subsidiary and, solely to the extent such Restricted Payments to other holders of its Equity Interests are required by its Organization Documents, to such other holders of Equity Interests, and (vi) each Loan Party and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment within sixty (60) days after the date of declaration thereof, if on the date of declaration of such payment, such payment would have been permitted pursuant to another clause of this Section 7.06 and, on the date of such payment, no Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing.

7.07        Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by each Loan Party and its Subsidiaries on the ~~date hereof~~Second Amendment Effective Date or any business substantially related or incidental thereto.

7.08        Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of any Loan Party (other than transactions between or among a Loan Party and a Subsidiary (including any entity that becomes a Subsidiary as a result of such transaction) (or any combination thereof)), whether or not in the ordinary course of business, except (i) transactions on fair and reasonable terms substantially as favorable to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (ii) payments of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship in the ordinary course of business, (iii) making Restricted Payments permitted by this Agreement, (iv) payments (whether in cash, securities or other property) by any non-Wholly-Owned Subsidiary of the Borrower, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of such Subsidiary, or on account of any return of capital to such Subsidiary’s stockholders, partners or members (or the equivalent Person thereof), in any such case, made to holders of Equity Interests in such Subsidiary (x) to the extent required pursuant to such Subsidiary’s Organization Documents or (y) to the extent such payment would have been permitted by Section 7.06 had it constituted a Restricted Payment, (v) other transactions expressly permitted by this Agreement, (vi) transactions with Affiliates that are Disclosed Matters (together with any amendments, restatements, extensions, replacements or other modifications thereto that are not adverse to the interests of the Lenders in their capacities as such), (vii) transactions in the ordinary course of business that comply with the requirements of the North American Securities Administrators Association’s Statement of Policy of Real Estate Investment Trusts and (viii) transactions between a Loan Party or Subsidiary and any “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of any Loan Party or Subsidiary.

7.09        Burdensome Agreements.

Enter into, assume or otherwise be bound, or permit any Wholly-Owned Subsidiary to enter into, assume or otherwise be bound, by any Negative Pledge other than (i) any Negative Pledge contained in an agreement entered into in connection with any Indebtedness that is permitted pursuant to Section 7.03, which Indebtedness is of a type that customarily includes a Negative Pledge or with respect to which such Negative Pledge is no more restrictive on a Loan Party or such Wholly-Owned Subsidiary in any material respect, when taken as a whole, than this Section 7.09 (as determined in good faith by the Borrower); (ii) any Negative Pledge required or imposed by, or arising under or as a result of, any Law; (iii) Negative Pledges contained in (x) the 2021 Credit Agreement, the agreements set forth on Schedule 7.09 or that are Disclosed Matters; (y) any agreement relating to the Disposition of any Subsidiary or any assets pending such Disposition; provided that, in any such case, the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such Disposition; or (z) any agreement in effect at the time any Person becomes a Wholly-Owned Subsidiary so long as such agreement was not entered into in contemplation of such Person becoming a Wholly-Owned Subsidiary and such restriction only applies to such Person and/or its assets, (iv) customary restrictions in leases, licenses and other contracts restricting the assignment thereof, (v) other customary restrictions set forth in agreements relating to assets specified in such agreements and entered into in the ordinary course of business to the extent such restrictions shall solely apply to such specified assets; and (vi) restrictions that apply only to the Equity Interests in, or assets of, any Person other than a Loan Party or a Wholly-Owned Subsidiary, in each case as such agreements, leases or other contracts may be amended from time to time and including any renewal, extension, refinancing or replacement thereof; provided that, with respect to any agreement described in clause (iii), such amendment, renewal, extension, refinancing or replacement does not contain restrictions of the type prohibited by this Section 7.09 that are, in the aggregate, more onerous in any material respect on a Loan Party or any Wholly-Owned Subsidiary than the restrictions, in the aggregate, in the original agreement.

7.10        Financial Covenants.

(a)           Leverage Ratio. Permit the Leverage Ratio to be greater than 0.60 to 1.00 as of the end of any fiscal quarter. Notwithstanding the foregoing, in connection with the consummation of a Significant Acquisition, the Parent Guarantor shall be permitted to increase the maximum Leverage Ratio to 0.65 to 1.00 for any fiscal quarter in which a Significant Acquisition occurs and for the three (3) consecutive full fiscal quarters immediately thereafter; provided that, solely in the case of any increase pursuant to this sentence, in no event shall the Leverage Ratio exceed 0.65 to 1.00 as of the end of any fiscal quarter or exceed 0.60 to 1.00 for more than four (4) consecutive fiscal quarters in any consecutive five (5) fiscal quarter period.

(b)           Secured Debt Ratio. Permit the Secured Debt Ratio to be greater than 0.40 to 1.00 as of the end of any fiscal quarter.

(c)           Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as of the end of any fiscal quarter.

(d)           Unsecured Leverage Ratio. Permit the Unsecured Leverage Ratio to be greater than 0.60 to 1.00 as of the end of any fiscal quarter. Notwithstanding the foregoing, in connection with the consummation of a Significant Acquisition, the Parent Guarantor shall be permitted to increase the maximum Unsecured Leverage Ratio to 0.65 to 1.00 for any fiscal quarter in which a Significant Acquisition occurs and for the three (3) consecutive full fiscal quarters immediately thereafter; provided that, solely in the case of any increase pursuant to this sentence, in no event shall the Unsecured Leverage Ratio exceed 0.65 to 1.00 as of the end of any fiscal quarter or exceed 0.60 to 1.00 for more than four (4) consecutive fiscal quarters in any consecutive five (5) fiscal quarter period.

(e)           Consolidated Tangible Net Worth. Permit the Consolidated Tangible Net Worth to be less than $7,700,000,000 as of the end of any fiscal quarter.

7.11        Sanctions.

Directly or, to its knowledge, indirectly, use any part of the proceeds of any Credit Extension or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions (except to the extent permitted for a Person required to comply with such Sanctions) or (ii) in any other manner that will result in a violation by any Person of Sanctions.

7.12        Anti-Corruption Laws.

Directly or, to its knowledge, indirectly use the proceeds of any Credit Extension for any purpose which would violate in any material respect any applicable Anti-Corruption Laws.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.

Any of the following shall constitute an Event of Default:

(a)           Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants. The Borrower, any other Loan Party or any of their respective Subsidiaries fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.03(b), 6.05 (solely with respect to the legal existence of the Loan Parties) or 6.11 or Article VII and such failure continues for five (5) consecutive Business Days, or (ii) Section 6.03(a) or Section 6.03(d) and such failure continues for fifteen (15) consecutive Business Days; or

(c)            Other Defaults. The Borrower, any Loan Party or any of their respective Subsidiaries fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or 8.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) consecutive days after the receipt by the Borrower of written notice of such failure from the Administrative Agent; provided that, if such failure is of such a nature that can be cured but cannot with reasonable effort be completely cured within thirty (30) days, then such thirty (30) day period shall be extended for such additional period of time (not exceeding ninety (90) additional days) as may be reasonably necessary to cure such failure so long as such Loan Party or its Subsidiaries, as applicable, commence such cure within such thirty (30) day period and diligently prosecute same until completion; or

(d)           Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made (or, in the case of the representations and warranties in Section 5.14(b) or any representation and warranty that is qualified by materiality, shall be incorrect in any respect when made or deemed made) and, with respect to any representation, warranty, certification or statement (other than the representations and warranties in Section 5.14(b)) not known by such Loan Party at the time made or deemed made to be incorrect, the defect causing such representation or warranty to be incorrect when made or deemed made is not removed within thirty (30) days after the first to occur of (i) the date upon which a Responsible Officer of any Loan Party obtains knowledge thereof or (ii) receipt by the Borrower of written notice thereof from the Administrative Agent; or

(e)            Cross-Default. (i) The Borrower, the Parent Guarantor or any of their respective Subsidiaries (x) fails (after giving effect to any notice or grace periods applicable thereto) to make any required payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Recourse Indebtedness or (y) fails to observe or perform any other agreement or condition relating to any such Material Recourse Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, with the giving of notice if required, such Material Recourse Indebtedness pursuant to the terms thereof to be demanded or to become due or to require the Borrower, the Parent Guarantor or such Subsidiary to repurchase, prepay, defease or redeem (automatically or otherwise) or make an offer to repurchase, prepay, defease or redeem such Material Recourse Indebtedness pursuant to the terms thereof, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that this clause (e) shall not apply to (1) secured Indebtedness that becomes due and payable (or as to which an offer to repurchase, prepay, defease or redeem is required to be made) as a result of the voluntary Disposition of the property or assets securing such Indebtedness, if such Disposition is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness that has become so due and payable (including as a result of such offer to repurchase, prepay, defease or redeem such Indebtedness) is assumed or repaid in full when and to the extent required under the document providing for such Indebtedness (after giving effect to any notice or grace periods applicable thereto), (2) any redemption, repurchase, conversion or settlement with respect to any convertible debt security which is consummated in accordance with the terms of such convertible debt security, unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (3) any early payment requirement or unwinding or termination with respect to any Swap Contract (A) not arising out of a default by any Loan Party or any Subsidiary and (B) to the extent that such Swap Termination Value owed has been paid in full by any Loan Party or any of its Subsidiaries when due; or

(f)            Insolvency Proceedings, Etc. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged, undismissed or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undischarged, undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Material Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)           Judgments. There is entered against any Loan Party or any of its Material Subsidiaries (i) a final non-appealable judgment or order that has not been discharged, satisfied, dismissed or vacated for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent (x) not paid, fully bonded or covered by independent third-party insurance as to which the insurer has not denied coverage or (y) for which such Loan Party or applicable Material Subsidiary has not been indemnified), or (ii) any one or more non-monetary final non-appealable judgments that have not been discharged, dismissed or vacated and that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case of clause (i) or (ii), (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)             ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; or

(j)             Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations arising under the Loan Documents, ceases to be in full force and effect; or any Loan Party or any of its Subsidiaries contests in writing in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any material provision of any Loan Document; or

(k)            Change of Control. There occurs any Change of Control.

For purposes of clauses (f), (g), and (h) above~~,~~  (including as it relates to the exercise of remedies set forth below in Section 8.02) no Event of Default shall be deemed to have occurred with respect to a Material Group unless the type of event specified therein has occurred with respect to each Subsidiary that is a member of such Material Group.

8.02        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the Commitments of each Lender to make Loans to be terminated, whereupon such Commitments shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c)           [reserved]; and

(d)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an Event of Default with respect to any Loan Party pursuant to Section 8.01(f) or (g) or the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03        Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender and amounts owing under Treasury Management Agreements, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the Treasury Management Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01        Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise expressly set forth herein and except with respect to Section 9.06, the provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have any rights as a third-party beneficiary of any of such provisions.

9.02        Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04        Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06        Resignation of Administrative Agent.

The Administrative Agent may at any time resign as Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the approval (not to be unreasonably withheld or delayed) of the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that, if any such potential successor is not classified as a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, then the Borrower shall have the right to prohibit such potential successor from becoming the Administrative Agent in its reasonable discretion. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders (and subject to the approval (not to be unreasonably withheld or delayed) of the Borrower (unless an Event of Default has occurred and is continuing)), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that, if any such potential successor is not classified as a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, then the Borrower shall have the right to prohibit such potential successor from becoming the Administrative Agent in its reasonable discretion; provided, further, that, if the retiring Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07        Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08        No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Syndication Agents, or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09        Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding under any Debtor Relief Law relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10 and 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10        Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

9.11            Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent to release any Subsidiary Guarantor from its obligations under Article XII in accordance with Section 12.10. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under Article XII pursuant to this Section 9.11, provided that neither the request nor the delivery of such confirmation shall be a condition to or shall cause any delay in the provision of any release permitted, required or requested in accordance with Section 12.10.

ARTICLE X

MISCELLANEOUS

10.01      Amendments, Etc.

Except as set forth in Section 2.02(f) in respect of Conforming Changes made pursuant to such section, Section 2.15 in respect of an extension of a Maturity Date, Section 2.16 in respect of an Incremental Term Loan Amendment, or Section 3.03 in respect of the replacement of Term SOFR and/or Conforming Changes or other amendments or modifications made pursuant to such section, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)            extend the expiration date or increase the amount of any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.07 or Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or Event of Default is not considered an extension or increase in the Commitments of any Lender);

(b)            postpone any date fixed by this Agreement or any other Loan Document for any payment (other than mandatory prepayments (if any) with respect to any Loan) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c)            reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided, however, that only the consent of the Required Class Lenders shall be necessary to amend the definition of “Default Rate” with respect to such Class or to waive any obligation of the Borrower to pay interest at the Default Rate with respect to such Class;

(d)            change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(e)            change any provision of this Section 10.01 or the definition of “Required Lenders” or “Required Class Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (but any change to the definition of “Required Term A-1 Lenders,” “Required Term A-2 Lenders” or “Required Term A~~-2~~-3 Lenders” shall only require the written consent of each Lender under the applicable Term Facility);

(f)            release all or substantially all of the value of the Guaranteed Obligations of the Guarantor under the Guaranty (except as provided herein) without the written consent of each Lender; or

(g)           directly and materially adversely affect the rights of Lenders holding Commitments or Loans of one Class differently from the rights of Lenders holding Commitments or Loans of any other Class without the written consent of the applicable Required Class Lenders;

and provided, further, that (i) only the written consent of the Borrower and the Required Term A-1 Lenders shall be required to the extent such amendment, waiver or consent shall (x) amend, waive or otherwise modify any of the conditions precedent set forth in Section 4.02 with respect to any Credit Extension under the Term A-1 Facility or (y) impose any greater restriction on the ability of any Term A-1 Lender to assign any of its rights or obligations hereunder with respect to the Term A-1 Facility (and, for the avoidance of doubt, no other Lenders shall have any right to approve or disapprove any such amendment, waiver or consent described in this clause (i)); (ii) only the written consent of the Borrower and the Required Term A-2 Lenders shall be required to the extent such amendment, waiver or consent shall (x) amend, waive or otherwise modify any of the conditions precedent set forth in Section 4.02 with respect to any Credit Extension under the Term A-2 Facility or (y) impose any greater restriction on the ability of any Term A-2 Lender to assign any of its rights or obligations hereunder with respect to the Term A-2 Facility (and, for the avoidance of doubt, no other Lenders shall have any right to approve or disapprove any such amendment, waiver or consent described in this clause (ii)); (iii) only the written consent of the Borrower and the Required Term A-3 Lenders shall be required to the extent such amendment, waiver or consent shall impose any greater restriction on the ability of any Term A-3 Lender to assign any of its rights or obligations hereunder with respect to the Term A-3 Facility (and, for the avoidance of doubt, no other Lenders shall have any right to approve or disapprove any such amendment, waiver or consent described in this clause (iii)); (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (~~iv~~v) any fee letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto (and, for the avoidance of doubt, no other parties shall have any right to approve or disapprove any such amendment, waiver or consent). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender (or all Lenders of a Class or each affected Lender of a Class) may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, (A) the Administrative Agent and the Borrower may, with the consent of the other (but without the consent of any other Person), amend, modify or supplement any Loan Document to correct, amend or cure any ambiguity, inconsistency, omission, mistake or defect or correct any obvious error or any error or omission of an administrative or technical nature so long as such amendment, modification or supplement does not impose additional obligations on any Lender; provided that the Administrative Agent shall promptly give the Lenders notice of, and provide to the Lenders a copy of, any such amendment, modification or supplement, and (B) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, and such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow the Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

In addition, notwithstanding the foregoing, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes to make one or more amendments or modifications to (A) allow the maturity of the Accepting Lenders’ (as defined below) Commitments or Loans of such Class(es) to be extended, (B) modify the Applicable Rate and/or fees payable with respect to the Accepting Lenders’ Loans and/or Commitments of such Class(es), (C) modify any covenants or other provisions or add new covenants or provisions with respect to such Class(es) that are agreed between the Borrower, the Administrative Agent and the Accepting Lenders; provided that such modified or new covenants and provisions are applicable only during periods after the applicable Maturity Date that is in effect on the effective date of such Permitted Amendment, and (D) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (A), (B) and (C) of this paragraph (“Permitted Amendments,” and any amendment to this Agreement to implement Permitted Amendments, a “Loan Modification Agreement”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the relevant Class(es) of Lenders to which the Borrower is making the Loan Modification Offer described in such notice, (ii) the terms and conditions of the requested Permitted Amendments and (iii) the date on which such Permitted Amendments are requested to become effective. Permitted Amendments shall become effective only with respect to the Commitments and/or Loans of the relevant Class(es) of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Commitments and/or Loans of the relevant Class(es) as to which such Lender’s acceptance has been made. The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof, and the Borrower shall also deliver such resolutions, opinions and other documents as reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that (1) upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendments evidenced thereby and only with respect to each Accepting Lender’s Commitments and Loans of the relevant Class(es) as to which such Lender’s acceptance has been made, (2) any applicable Lender who is not an Accepting Lender may be replaced by the Borrower in accordance with Section 10.13, and (3) the Administrative Agent and the Borrower shall be permitted to make any amendments or modifications to any Loan Documents necessary to allow any borrowings, prepayments and commitment reductions to be ratable across any relevant Class of commitments to make Loans of such Class, the mechanics for which may be implemented through the applicable Loan Modification Agreement and may include technical changes related to the borrowing and repayment procedures of the Lenders; provided that with the consent of the Accepting Lenders such prepayments and commitment reductions may be applied on a non-ratable basis to the non-Accepting Lenders of the relevant Class(es).

Notwithstanding anything herein to the contrary, this Agreement may be amended in connection with Incremental Term Loans, as set forth in Section 2.16(e)(iii).

10.02      Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Loan Parties).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(b) below, shall be effective as provided in such Section 10.02(b).

(b)           Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender provided pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice, e-mail or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc. Each of the Borrower and any other Loan Party and the Administrative Agent may change its address, facsimile number, telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile number, telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Loan Party or its securities for purposes of United States Federal or state securities Laws.

(e)           Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in accordance with Section 10.02. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Loan Party and its Subsidiaries or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [reserved], (c) any Lender from enforcing payments of amounts payable to such Lender pursuant to Sections 3.01, 3.04, 3.05 and 10.04 or from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party or any Subsidiary under any Debtor Relief Law; and provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04      Expenses; Indemnity; Damage Waiver.

(a)            Costs and Expenses. Each Loan Party shall, jointly and severally, pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Arrangers (limited, in the case of legal fees, to the reasonable and documented fees, charges and disbursements of one primary counsel, and, if applicable, one local counsel in each material jurisdiction, for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, due diligence, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved] and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (limited, in the case of legal fees, to the reasonable and documented fees, charges and disbursements of (x) one primary counsel for the Administrative Agent (and, if reasonably required, one counsel for the Administrative Agent per specialty area and one local counsel for the Administrative Agent per applicable jurisdiction) and (y) one additional counsel for all the Lenders (and, if reasonably required, one additional counsel per specialty area and one local counsel per applicable jurisdiction), plus additional counsel for the Lenders as necessary in the event of an actual or potential conflict of interest among the Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses (subject to the limitations set forth above with respect to legal fees) incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnification by the Loan Parties. Each Loan Party shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Agents and their Affiliates and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related reasonable and documented out-of-pocket expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Indemnitees; provided that reimbursement for reasonable and documented out-of-pocket fees, charges and disbursements of additional counsel of the Indemnitees will be limited to such specialist counsel as may reasonably be required by the Indemnitees, a single firm of local counsel for the Indemnitees in each material jurisdiction and, in the event of an actual or potential conflict of interest (as reasonably determined by the applicable Indemnitee), one additional firm of counsel to each group of similarly affected Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby (including, without limitation, each Lender’s agreement to make Loans or the use or intended use of the proceeds thereof) or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (A)(x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnified Parties or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith or a material breach of the obligations of such Indemnitee or any of its Related Indemnified Parties hereunder or under any other Loan Document, if any Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (B) arise out of a dispute solely among Indemnitees and not resulting from any act or omission by any Loan Party or any of its Affiliates (other than any such losses, claims, damages, penalties, liabilities or related reasonable and documented out-of-pocket expenses against an Indemnitee in its capacity or in fulfilling its role as an Agent). Notwithstanding the foregoing, Section 3.01 shall be the sole remedy for any indemnification claim in respect of Taxes. No Loan Party shall, except as a result of its indemnification obligations hereunder, and nor shall any of its Related Parties have any liability for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

(c)            Reimbursement by Lenders. To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under Section 10.04(a) or 10.04(b) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing and without relieving such Loan Party of its obligations with respect thereto, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 10.04(c) are subject to the provisions of Section 2.13(d).

(d)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee or Related Indemnified Party referred to in Section 10.04(b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

(e)            Payments. All amounts due under this Section 10.04 shall be payable not later than ten (10) Business Days after demand therefor (accompanied by backup documentation to the extent available).

(f)             Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05      Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

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10.06      Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment or grant of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans with respect to any Facility at the time owing to it); provided that, in each case with respect to any Facility, any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s applicable Commitment(s) and/or the applicable Loans at the time owing to it, in each case with respect to such Facility, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section, the aggregate principal amount of the Commitment and/or outstanding Loans of the assigning Lender subject to each such assignment, in each case with respect to such Facility, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of such Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments with respect to such Facility to members of an Assignee Group and concurrent assignments with respect to such Facility from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met with respect to such Facility.

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(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable Loans or the applicable Commitments assigned. Without limiting the generality of the foregoing, to the extent that any unused Commitments remain under a Facility at a time when any Loans are also outstanding under such Facility, any assignment by a Lender with respect to such Facility shall be a ratable assignment by such Lender of its unused Commitments and outstanding Loans under such Facility.

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Person that is a Lender, an Affiliate of any Lender or an Approved Fund with respect to any Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Person that is a Lender, an Affiliate of any Lender or an Approved Fund with respect to any Lender.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to the Loan Parties. No such assignment shall be made to any Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries.

(vi)          No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(vii)         No Assignment to Defaulting Lenders. No such assignment shall be made to a Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (vii).

(viii)        Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its relevant Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver Note(s) with respect to the applicable Facility or Facilities to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender (or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or any of its Subsidiaries) or any Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (e) of the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b); provided that such Participant agrees to be subject to the provisions of Sections 3.01, 3.04, 3.05, 3.06 and 10.13 and any requirements or limitations contained therein as if it were an assignee under subsection (b) of this Section. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Sections 3.06 and 10.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)            Certain Pledges. Any Lender may at any time pledge, assign or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment or grant of a security interest to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

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10.07      Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a need-to-know basis to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, consultants, service providers and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any governmental agency or regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower that the Administrative Agent or any such Lender reasonably believes is not bound by a duty of confidentiality to the Borrower, (i) to any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder (provided such rating agencies are advised of the confidential nature of such information and agree to keep such information confidential) or (j) to any Person that would qualify as an Eligible Assignee hereunder (without giving effect to the consent required under Section 10.06(b)(iii)) providing financing to the disclosing Lender, to the extent reasonably required by such Person (provided such other Persons are advised of the confidential nature of such information and agree to keep such information confidential). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section 10.07, “Information” means all information received from or on behalf of the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own or its other similarly situated customers’ confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning any Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

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10.08      Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the applicable Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09      Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10      Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11      Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

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10.12      Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13      Replacement of Lenders.

If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any Lender does not consent to any amendment or waiver of any provision hereof or of any other Loan Document for which its consent is required under Section 10.01 after Required Lenders or applicable Required Class Lenders have consented thereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)            the assignment fee specified in Section 10.06(b) shall have been paid to or waived by the Administrative Agent;

(b)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)            such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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Each party hereto agrees that (i) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.

10.14      Governing Law; Jurisdiction; Etc.

(a)            GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)            SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.14(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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10.15       Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

10.16      No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrower and each other Loan Party, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) the Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any other Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Lender nor any Arranger has any obligation to the Borrower or any other Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and each other Loan Party and its Affiliates, and neither the Administrative Agent, any Lender nor any Arranger has any obligation to disclose any of such interests to the Borrower or any other Loan Party or its Affiliates. To the fullest extent permitted by law, the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17      USA Patriot Act and Beneficial Ownership Regulation Notice.

Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and each other Loan Party that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, as applicable, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation, as applicable.

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10.18      Delivery of Signature Page.

Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a counterpart of this Agreement duly executed by such Lender.

10.19      Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower and each other Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower or any other Loan Party in the Agreement Currency, the Borrower and each other Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower or such other Loan Party (or to any other Person who may be entitled thereto under applicable law). All of the Borrower’s and each other Loan Party’s obligations under this Section 10.19 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

10.20      Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.21      Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, and waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.22      [Reserved].

10.23      Lender Representations.

(a)            Each Lender (x) represents and warrants, as of the Closing Date or such later date such Person became a Lender party hereto, to, and (y) covenants, from the Closing Date or such later date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

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(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the Closing Date or such later date such Person became a Lender party hereto, to, and (y) covenants, from the Closing Date or such later date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Arrangers under this Agreement, any Loan Document or any documents related hereto or thereto).

10.24      Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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(b)            As used in this Section 10.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

10.25      Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans of any Class in connection with any refinancing, extension, loan modification or similar transaction with respect to such Class of Loans that is permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

ARTICLE XI

CONTINUING GUARANTY

11.01      Guaranty.

The Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (for the Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of the Guarantor shall exclude any Excluded Swap Obligations with respect to the Guarantor and (b) the liability of the Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other applicable Law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantor, or any of them, under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than a defense as to the payment in full of the Guaranteed Obligations).

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11.02      Rights of Lenders.

The Guarantor consents and agrees that the Administrative Agent and each the other Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent or any of the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

11.03      Certain Waivers.

The Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any other Lender) of the liability of the Borrower (other than as to the payment in full of the Guaranteed Obligations); (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of the Administrative Agent or any other Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any other Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties (other than as to the payment in full of the Guaranteed Obligations). The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

11.04      Obligations Independent.

The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

11.05      Subrogation.

The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations have been paid in full in cash (other than contingent Obligations that are not then due and payable) and the Commitments are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Administrative Agent and the other Lenders and shall forthwith be paid to the Administrative Agent and the other Lenders to reduce the amount of the Obligations, whether matured or unmatured.

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11.06      Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the earlier of (i) the Maturity Date and (ii) the release of the Guarantor pursuant to Section 10.01(f). Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or any of the Administrative Agent or the other Lenders exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Administrative Agent or the other Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent or the other Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this Section 11.06 shall survive termination of this Guaranty.

11.07       Stay of Acceleration.

If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against the Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Administrative Agent or the Lenders.

11.08      Condition of Borrower.

The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as the Guarantor requires, and that none of the Administrative Agent or any other Lender has any duty, and the Guarantor is not relying on the Administrative Agent or any other Lender at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower (the Guarantor waiving any duty on the part of the Administrative Agent or any other Lender to disclose such information and any defense relating to the failure to provide the same).

11.09      Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that any notice or communication delivered by the Administrative Agent or a Lender to the Borrower shall be deemed delivered to each Loan Party.

11.10      [Reserved].

11.11      Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Loan Party with respect to such Swap Obligation as may be needed by such Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article XI voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.11 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 11.11 to constitute, and this Section 11.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.

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ARTICLE XII

SUBSIDIARY GUARANTOR CONTINUING GUARANTY

~~[Remainder of Page Intentionally Left Blank]~~

12.01      Guaranty.

Each Subsidiary Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (for each Subsidiary Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of such Subsidiary Guarantor shall exclude any Excluded Swap Obligations with respect to such Subsidiary Guarantor and (b) the liability of such Subsidiary Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other applicable Law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Subsidiary Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Subsidiary Guarantor, or any of them, under this Guaranty, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than a defense as to the payment in full of the Guaranteed Obligations).

12.02      Rights of Lenders.

Each Subsidiary Guarantor consents and agrees that the Administrative Agent and each the other Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent or any of the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Subsidiary Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Subsidiary Guarantor.

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12.03      Certain Waivers.

Each Subsidiary Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any other Lender) of the liability of the Borrower (other than as to the payment in full of the Guaranteed Obligations); (b) any defense based on any claim that such Subsidiary Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of the Administrative Agent or any other Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any other Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties (other than as to the payment in full of the Guaranteed Obligations). Each Subsidiary Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

12.04      Obligations Independent.

The obligations of each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against such Subsidiary Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

12.05      Subrogation.

No Subsidiary Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations have been paid in full in cash (other than contingent Obligations that are not then due and payable) and the Commitments are terminated. If any amounts are paid to any Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Administrative Agent and the other Lenders and shall forthwith be paid to the Administrative Agent and the other Lenders to reduce the amount of the Obligations, whether matured or unmatured.

12.06      Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the earlier of (i) the Maturity Date and (ii) the release of the applicable Subsidiary Guarantor pursuant to Section 12.10. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the applicable Guarantor is made, or any of the Administrative Agent or the other Lenders exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Administrative Agent or the other Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent or the other Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Subsidiary Guarantor under this Section 12.06 shall survive termination of this Guaranty.

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12.07      Stay of Acceleration.

If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Subsidiary Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Subsidiary Guarantor immediately upon demand by the Administrative Agent or the Lenders.

12.08      Condition of Borrower.

Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as such Subsidiary Guarantor requires, and that none of the Administrative Agent or any other Lender has any duty, and neither Subsidiary Guarantor is relying on the Administrative Agent or any other Lender at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower (each Subsidiary Guarantor waiving any duty on the part of the Administrative Agent or any other Lender to disclose such information and any defense relating to the failure to provide the same).

12.09      Subordination. Each Subsidiary Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Subsidiary Guarantor as subrogee of the Administrative Agent, on behalf of the Lenders, or resulting from such Subsidiary Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests, after the occurrence and during the continuance of an Event of Default, any such obligation or indebtedness of the Borrower to any Subsidiary Guarantor shall be enforced and performance received by such Subsidiary Guarantor as trustee for the Administrative Agent, on behalf of the Lenders, and the proceeds thereof shall be paid over to the Administrative Agent, on behalf of the Lenders, on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under this Guaranty.

12.10      Release of Subsidiary Guarantors. A Subsidiary Guarantor shall be automatically released from this Guaranty, and any Liens granted by such Subsidiary Guarantor in respect of the Obligations shall be automatically released, if: (a) (i) such Subsidiary Guarantor is not a Wholly-Owned Subsidiary or ceases to be a Wholly-Owned Subsidiary of the Parent Guarantor in a transaction not prohibited by this Agreement or (ii) the Borrower otherwise requests such release and, in the case of each of clauses (a)(i) and (a)(ii), after giving effect to any such release, such Subsidiary Guarantor shall not be a borrower or a guarantor, or otherwise have a payment obligation, in respect of any Enterprise Unsecured Debt and (b) the Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer certifying that, as of the date of such release, (x) the matters set forth in clause (a)(i) or (a)(ii), as applicable, are true and correct, (y) no Default or Event of Default shall then exist or would occur as a result of such releases and (z) the representations and warranties contained in Article V and in the other Loan Documents are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of release of such Subsidiary Guarantor (other than the representations and warranties in Section 5.05(c) and Section 5.22, which shall be made only as of the Second Amendment Effective Date), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality or Material Adverse Effect or similar language, in which case such representation or warranty shall have been true and correct in all respects) as of such earlier date, and except that for purposes of this Section 12.10, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01. The Administrative Agent agrees to furnish to the Borrower, promptly after the Borrower’s request and at the Borrower’s sole cost and expense, any release, termination, or other agreement or document as is reasonably necessary or advisable to evidence the foregoing release or as may be reasonably requested by the Borrower.

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EXHIBIT A-2

Clean Amended Credit Agreement

ON FILE WITH THE COMPANY

EXHIBIT B

Schedule 2.01

(Commitments and Applicable Percentages)

See attached.

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Term A-1 Commitment	Applicable Percentage under the Term A-1 Facility	Term A-2 Commitment	Applicable Percentage under the Term A-2 Facility	Term A-3 Commitment	Applicable Percentage under the Term A-3 Facility
Bank of America, N.A.	$21,000,000.00	8.400000000%	$21,000,000.00	8.400000000%	$75,000,000.00	10.000000000%
Wells Fargo Bank, National Association	$21,000,000.00	8.400000000%	$21,000,000.00	8.400000000%	$45,000,000.00	6.000000000%
The Bank of Nova Scotia	$18,500,000.00	7.400000000%	$18,500,000.00	7.400000000%	--	--
PNC Bank, National Association	$18,500,000.00	7.400000000%	$18,500,000.00	7.400000000%	$45,000,000.00	6.000000000%
Truist Bank	$18,500,000.00	7.400000000%	$18,500,000.00	7.400000000%	$45,000,000.00	6.000000000%
Mizuho Bank, Ltd.	$17,500,000.00	7.000000000%	$17,500,000.00	7.000000000%	$45,000,000.00	6.000000000%
Regions Bank	$17,500,000.00	7.000000000%	$17,500,000.00	7.000000000%	--	--
The Toronto-Dominion Bank, New York Branch	$17,500,000.00	7.000000000%	$17,500,000.00	7.000000000%	--	--
T.D. Bank, N.A.	--	--	--	--	$45,000,000.00	6.000000000%
Barclays Bank, PLC	$12,500,000.00	5.000000000%	$12,500,000.00	5.000000000%	$75,000,000.00	10.000000000%
Credit Agricole Corporate and Investment Bank	$12,500,000.00	5.000000000%	$12,500,000.00	5.000000000%	$45,000,000.00	6.000000000%
BNP Paribas	$12,500,000.00	5.000000000%	$12,500,000.00	5.000000000%	$25,000,000.00	3.333333333%
Goldman Sachs Bank USA	$12,500,000.00	5.000000000%	$12,500,000.00	5.000000000%		--
Huntington National Bank	$12,500,000.00	5.000000000%	$12,500,000.00	5.000000000%	$25,000,000.00	3.333333333%
M&T Bank, Successor by Merger to People’s United Bank, N.A.	$12,500,000.00	5.000000000%	$12,500,000.00	5.000000000%	--	--
Royal Bank of Canada	$12,500,000.00	5.000000000%	$12,500,000.00	5.000000000%	$45,000,000.00	6.000000000%
Sumitomo Mitsui Banking Corporation	$12,500,000.00	5.000000000%	$12,500,000.00	5.000000000%	--	--
KeyBank National Association	--	--	--	--	$75,000,000.00	10.000000000%
Morgan Stanley Bank, N.A.	--	--	--	--	$70,000,000.00	9.333333334%
JPMorgan Chase Bank, N.A.	--	--	--	--	$45,000,000.00	6.000000000%
U.S. Bank National Association	--	--	--	--	$45,000,000.00	6.000000000%
Total	$250,000,000.00	100.00000000%	$250,000,000.00	100.00000000%	$750,000,000.00	100.000000000%

EXHIBIT C

Exhibit A

(Form of Committed Loan Notice)

ON FILE WITH THE COMPANY

EXHIBIT D

Exhibit D-3

(Form of Term A-3 Note)

ON FILE WITH THE COMPANY